Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: CLOVIS ONCOLOGY, INC., et al.,[1] Debtors.	Chapter 11 Case No. 22-11292 (JKS) (Jointly Administered) Re: D.I. 616, 823, 848, 884

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER

(I) APPROVING DISCLOSURE STATEMENT ON A FINAL BASIS AND (II)

CONFIRMING THE THIRD AMENDED JOINT CHAPTER 11 PLAN OF

LIQUIDATION OF CLOVIS ONCOLOGY, INC. AND ITS AFFILIATED DEBTORS

PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Upon consideration of the Third Amended Joint Chapter 11 Plan of Liquidation for Clovis Oncology, Inc. and Its Affiliated Debtors, dated June 13, 2023 [D.I. 884], attached hereto as Exhibit A (together with all exhibits thereto, and as may be amended, modified, or supplemented, the “Plan”) proposed by the above-captioned debtors and debtors in possession (collectively, the “Debtors”); and this Court having approved on a conditional basis the Disclosure Statement for First Amended Joint Chapter 11 Plan of Liquidation for Clovis Oncology, Inc. and Its Affiliated Debtors [DI. 616] (the “Disclosure Statement”), by order dated April 21, 2023 [D.I. 614] (the “Solicitation Procedures Order”); and the Debtors having filed the Plan Supplement on May 18, 2023 and June 3, 2023 [D.I. 716, 849], as may be amended, modified, or supplemented, the (“Plan Supplement”); and upon the affidavits of service filed reflecting compliance with the notice and solicitation requirements of the Solicitation Procedures Order [D.I. 692, 734]

[1]

The Debtors in these Chapter 11 Cases, along with the last four digits of their U.S. federal tax identification number, to the extent applicable, are Clovis Oncology, Inc. (5355), Clovis Oncology UK Limited, and Clovis Oncology Ireland Limited. The Debtors’ headquarters is located at 5500 Flatiron Parkway, Suite 110, Boulder, CO 80301.

(collectively, the “Notice Affidavit”); and upon the Notice of Order (I) Approving the Disclosure Statement on an Interim Basis for Solicitation Purposes Only; (II) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject the Plan; (III) Approving the Form of Ballot and Solicitation Packages; (IV) Establishing the Voting Record Date; (V) Scheduling a Combined Hearing for Final Approval of the Adequacy of Information in the Disclosure Statement and Confirmation of the Plan; and (VI) Granting Related Relief [D.I. 618] (the “Combined Hearing Notice”); and upon the Declaration of Alex Orchowski of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the First Amended Joint Chapter 11 Plan of Liquidation for Clovis Oncology, Inc. and Its Affiliated Debtors [D.I. 809], filed with this Court on May 26, 2023 (the “Voting Declaration”); and upon the Declaration of Jesse DelConte in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Liquidation for Clovis Oncology, Inc. and Its Affiliated Debtors [D.I. 825] (the “DelConte Declaration”), filed with this Court on May 31, 2023; and upon the Memorandum of Law in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Liquidation for Clovis Oncology, Inc. and Its Affiliated Debtors [D.I. 820], filed with this Court on May 31, 2023 (the “Confirmation Memorandum”); and any objections to the Plan or Plan Settlement having been resolved and/or overruled by this Court pursuant to this Confirmation Order; and hearings to consider Confirmation of the Plan and approval of the Plan Settlement having been held on June 5 and June 14, 2023 (together, the “Combined Hearing”); and upon the evidence adduced and proffered and the arguments of counsel made at the Combined Hearing; and this Court having reviewed all documents in connection with Confirmation and having heard all parties desiring to be heard; and upon the record of the Chapter 11 Cases; and after due deliberation and consideration of all of the foregoing; and sufficient cause appearing therefor; and this Court having issued a bench ruling at a hearing held on June 9, 2023; this Court hereby makes the following:

Findings of Fact and Conclusions of Law

A. Findings of Fact and Conclusions of Law. The findings and conclusions set forth herein, together with the findings of fact and conclusions of law set forth in the record of the Combined Hearing, constitute this Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, made applicable to these proceedings pursuant to Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent that any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Capitalized Terms. Capitalized terms used herein, but not defined herein, shall have the respective meanings attributed to such terms in the Plan, the Disclosure Statement, and the Plan Supplement, as applicable.

C. Jurisdiction and Venue. This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334, and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated as of February 29, 2012. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), and this Court may enter a final order consistent with Article III of the United States Constitution, and the Debtors consent to entry of this Confirmation Order under the Local Rules and Article III of the United States Constitution. Venue of these proceedings and the Chapter 11 Cases is proper in this district and in this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

D. Chapter 11 Petitions. On December 11, 2022 (the “Petition Date”), each of the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors continue to manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The Chapter 11 Cases are being jointly administered for procedural purposes only pursuant to Bankruptcy Rule 1015(b). On December 22, 2022, the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”) appointed the Official Committee of Unsecured Creditors [D.I. 129] (the “Creditors’ Committee”). On May 8, 2023, the U.S. Trustee appointed the Committee of Equity Security Holders [D.I. 684] (the “Equity Committee”). No party has requested the appointment of a trustee or examiner in the Chapter 11 Cases.

E. Judicial Notice. This Court takes judicial notice of the docket in the Chapter 11 Cases maintained by the Clerk of this Court and/or its duly appointed agent, including, without limitation, all pleadings, notices, and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at the hearings held before this Court during the Chapter 11 Cases, including, without limitation, the Combined Hearing.

F. Adequacy of the Disclosure Statement. The Disclosure Statement contains adequate and extensive material information regarding the Debtors and the Plan (and the transactions contemplated thereby) so that the parties entitled to vote on the Plan could make informed decisions regarding the Plan. The Disclosure Statement contains “adequate information” as that term is defined in section 1125(a) of the Bankruptcy Code and complies with any applicable additional requirements of the Bankruptcy Code and Bankruptcy Rules.

G. Plan Supplement. Prior to the Combined Hearing, the Debtors filed the Plan Supplement. The Plan Supplement complies with the terms of the Plan, and the filing and notice of the Plan Supplement was appropriate and complied with the requirements of the Bankruptcy Code and the Bankruptcy Rules, and no other or further notice is or shall be required. The Debtors are authorized to modify the Plan Supplement documents following entry of this Confirmation Order in a manner consistent with this Confirmation Order and/or the Plan.

H. Mailing of Solicitation and Confirmation Materials. As is evidenced by the Voting Declaration and the Notice Affidavit, the transmittal and service of the Plan, the Disclosure Statement, the Ballots, the Combined Hearing Notice, the Opt-Out Election Form, and the Notice of Non-Voting Status were adequate and sufficient under the circumstances, and all parties required to be given notice of the Plan and the Combined Hearing (including the deadline for filing and serving objections to Confirmation of the Plan) have been given due, proper, timely, and adequate notice thereof in accordance with the Solicitation Procedures Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, and applicable non-bankruptcy law, and such parties have had an opportunity to appear and be heard with respect thereto. No other or further notice of the Plan and the Combined Hearing is required.

I. Voting. The procedures by which the Ballots for acceptance or rejection of the Plan were distributed and tabulated under the circumstances of the Chapter 11 Cases were fair, properly conducted, and complied with the Bankruptcy Code and the Bankruptcy Rules, applicable non-bankruptcy law and the Solicitation Procedures Order.

J. Bankruptcy Rule 3016. In accordance with Bankruptcy Rule 3016(a), the Plan is dated and identifies the Debtors as the plan proponents. In accordance with Bankruptcy Rule 3016(b), the Debtors appropriately filed the Disclosure Statement and Plan with this Court.

K. Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As set forth below, the Plan complies with all of the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

L. Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In addition to Administrative Expense Claims, Fee Claims, Priority Tax Claims, DIP Facility Claims, and U.S. Trustee Fees, which need not be classified, the Plan designates eleven Classes of Claims and Interests. The Claims or Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

M. Specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Section III of the Plan specifies that Class 2 (Other Priority Claims) and Class 3 (Other Secured Claims) are Unimpaired under the Plan. Thus, section 1123(a)(2) of the Bankruptcy Code is satisfied.

N. Specification of Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Section III of the Plan designates Class 1 (Prepetition Financing Claims), Class 4 (Unsecured Note Claims), Class 5A (U.S. General Unsecured Claims), Class 5B (U.K. General Unsecured Claims), Class 5C (Ireland General Unsecured Claims), Class 6 (Existing Securities Law Claims), Class 7 (Interests), Class 8A (Intercompany Claims) and Class 8B (Intercompany Interests) as Impaired and specifies the treatment of Claims and Interests in such Classes. Thus, section 1123(a)(3) of the Bankruptcy Code is satisfied.

O. No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Thus, section 1123(a)(4) of the Bankruptcy Code is satisfied.

P. Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan, including the provisions governing the Liquidation Trust, provides adequate and proper means for the Plan’s implementation. Thus, section 1123(a)(5) of the Bankruptcy Code is satisfied.

Q. Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). The Plan does not provide for the issuance of non-voting securities, all Interests in the Debtors shall be cancelled and the Debtors’ corporate entities shall be wound down. Therefore, section 1123(a)(6) of the Bankruptcy Code is satisfied.

R. Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)). Section 6.4 of the Plan provides that the Liquidation Trust shall be administered by the Liquidation Trustee and the Liquidation Trust Board, in accordance with the Plan and the Liquidation Trust Agreement. The Liquidation Trustee was selected by the Creditors’ Committee, in consultation with the Debtors and the Required DIP Lenders, and shall be appointed as of the Effective Date. Two members of the Liquidation Trust Board were selected by the Creditors’ Committee, one member of the Liquidation Trust Board was selected by the Required DIP Lenders, and one non-voting observing member was selected by the Equity Committee, each in consultation with the Debtors. The Liquidation Trustee shall oversee the Liquidation Trust and/or the administration of the Plan, as applicable, and the wind-down of the Debtors’ Estates. The Liquidation Trustee shall be vested with the power to act for the Debtors in the same capacity as applicable to a board of directors and officers, subject to the provisions in the Plan and the Liquidation Trust Agreement (and all articles of incorporation or amendments, by-laws, governing documents, and related documents, as applicable, are deemed amended pursuant to the Plan to permit and authorize the same). From and after the Effective Date, the Liquidation Trustee shall be the sole representative of and shall act for the Debtors and their Estates.

S. Additional Plan Provisions (11 U.S.C. § 1123(b)). The Plan’s provisions are appropriate, in the best interests of the Debtors and their Estates, and consistent with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

T. Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(1), (b)(2)). The Debtors have exercised reasonable business judgment in determining to either assume, assume and assign, or reject each of the Debtors’ remaining Executory Contracts and Unexpired Leases as provided for in the Plan, the Plan Supplement, and this Confirmation Order, and any such determinations under the circumstances are justified and appropriate.

U. Compromises and Settlements Under and in Connection with the Plan (11 U.S.C. § 1123(b)(3)(A)). All of the settlements and compromises pursuant to and in connection with the Plan comply with the requirements of section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019. Accordingly, except as otherwise set forth in the Plan or herein, in consideration for the distributions and other benefits provided for under the Plan, including the release, exculpation, and injunction provisions, the Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan.

V. Releases, Exculpations, and Injunctions (11 U.S.C. § 1123(b)(3)(B)). Under the facts and circumstances of the Chapter 11 Cases, the releases, exculpations, and injunctions provided for in the Plan are, subject to the terms and limitations set forth in the Plan: (i) within the jurisdiction of this Court under 28 U.S.C. § 1334, (ii) an appropriate exercise of the Debtors’ business judgment, (iii) integral elements of the transactions incorporated into the Plan and inextricably bound with the other provisions of the Plan, (iv) in exchange for good and valuable consideration provided by the Released Parties, (v) in the best interests of the Debtors, the Estates, and all holders of Claims and Interests that are Releasing Parties, (vi) fair, equitable, and reasonable, (vii) given and made after due notice and an opportunity to object, opt-out, and be heard with respect thereto, (viii) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code and other applicable law, and (ix) a bar to any of the Releasing Parties asserting any released claim against any of the Released Parties as and to the extent provided for in the Plan and this Confirmation Order.

W. Plan Compliance with Bankruptcy Code (11 U.S.C. § 1123(b)(5)). In accordance with section 1123(b)(5) of the Bankruptcy Code, Article V of the Plan modifies or leaves unaffected, as the case may be, the rights of holders of Claims and Interests in each Class.

X. Plan Compliance with Bankruptcy Code (11 U.S.C. § 1123(b)(6)). In accordance with section 1123(b)(6) of the Bankruptcy Code, the Plan includes various additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code.

Y. Modifications to the Plan (11 U.S.C. § 1127(a)). The modifications to the solicitation version of the Plan do not adversely change the treatment of any Class in a material manner. Therefore, the Plan does not require additional disclosure under sections 1125 or 1127(a) of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor does it require that holders of Claims be afforded an opportunity to change previously cast acceptances or rejections. The Classes that accepted the solicitation version of the Plan are deemed to have accepted the Plan and additional notice under Bankruptcy Rule 3019(a) is not required.

Z. Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). Pursuant to section 1129(a)(2) of the Bankruptcy Code, the Debtors have complied with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1122, 1123, 1124, 1125, and 1126 of the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures Order governing notice, disclosure, and solicitation in connection with the Plan, the Disclosure Statement, the Plan Supplement, and all other matters considered by this Court in connection with the Chapter 11 Cases.

AA. Plan Proposed in Good Faith and Not by Means Forbidden by Law (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, this Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Plan is the result of extensive arm’s length negotiations among the Debtors, the Creditors’ Committee, the Equity Committee, the U.S. Trustee, the DIP Lenders, and other key stakeholders. The Plan promotes the objectives and purposes of the Bankruptcy Code.

BB. Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). The procedures set forth in the Plan for this Court’s approval of the fees, costs, and expenses to be paid in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

CC. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). In accordance with the Plan, the Debtors’ corporate entities will be wound down and, pursuant to Section 6.8 of the Plan, upon the occurrence of the Effective Date, each of the Debtors’ officers, directors, and managers shall be deemed to have resigned (except to the extent retained by the Liquidation Trustee, subject to a separate agreement with the Liquidation Trustee). The identity of the Liquidation Trustee has been disclosed as part of the Plan Supplement, and is consistent with the interests of holders of Claims and Interests and with public policy. Thus, the Plan satisfies section 1129(a)(5) of the Bankruptcy Code.

DD. Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The “best interests” test is satisfied as to all Impaired Classes under the Plan, as each holder of a Claim or Interest in such Impaired Classes will receive or retain property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

EE. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Class 2 (Other Priority Claims) and Class 3 (Other Secured Claims) are left unimpaired under the Plan. Class 1 (Prepetition Financing Claims) and Class 4 (Unsecured Note Claims) have voted to accept the Plan in accordance with the Bankruptcy Code, thereby satisfying section 1129(a)(8) as to those Classes. Class 5A (U.S. General Unsecured Claims) has voted to reject the Plan, and Class 5B (U.K. General Unsecured Claims), Class 5C (Ireland General Unsecured Claims), Class 6 (Existing Securities Law Claims), Class 7 (Interests), Class 8A (Intercompany Claims) and Class 8B (Intercompany Interests) are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, section 1129(a)(8) of the Bankruptcy Code has not and cannot be satisfied. The Plan, however, is still confirmable because it satisfies the nonconsensual confirmation provisions of section 1129(b), as set forth below.

FF. Treatment of Administrative Expense Claims, Fee Claims, Priority Tax Claims, DIP Facility Claims and U.S. Trustee Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Expense Claims, Fee Claims, Priority Tax Claims, DIP Facility Claims, and U.S. Trustee Fees pursuant to Sections II and III of the Plan satisfies section 1129(a)(9) of the Bankruptcy Code.

GG. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). Class 1 (Prepetition Financing Claims), and all voting sub-classes for Class 1 with respect to all three Debtors entities, and Class 4 (Unsecured Note Claims) with respect to Debtor Clovis Oncology, Inc. are Impaired Classes of Claims that voted to accept the Plan, determined without including any acceptance of the Plan by any insider. Therefore, section 1129(a)(10) of the Bankruptcy Code is satisfied.

HH. Feasibility (11 U.S.C. § 1129(a)(11)). The evidence supporting the Plan proffered or adduced by the Debtors at, or prior to, or in declarations filed in connection with the Combined Hearing establish that the Debtors have the wherewithal to make all payments and otherwise comply with their financial commitments under the Plan.

II. Payment of Fees (11 U.S.C. § 1129(a)(12)). All fees payable under 28 U.S.C. § 1930 have been paid or will be paid on or before the Effective Date pursuant to the Plan, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

JJ. Miscellaneous Provisions (11 U.S.C. §§ 1129 (a)(6), 1129(a)(13)–(16)). Sections 1129(a)(6), (a)(13)–(16) of the Bankruptcy Code are inapplicable to Confirmation, as the Debtors (i) will not have any businesses involving the establishment of rates (section 1126(a)(6)), (ii) are not obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) (section 1129(a)(13)), (iii) have no domestic support obligations (section 1129(a)(14)), (iv) are not individuals (section 1129(a)(15)), and (v) are not nonprofit corporations (section 1129(a)(16)).

KK. No Unfair Discrimination; Fair and Equitable Treatment (11 U.S.C. § 1129(b)). The classification and treatment of Claims and Interests in Class 5A (U.S. General Unsecured Claims) which voted to reject the Plan, and Class 5B (U.K. General Unsecured Claims), Class 5C (Ireland General Unsecured Claims), Class 6 (Existing Securities Law Claims), Class 7 (Interests), Class 8A (Intercompany Claims) and Class 8B (Intercompany Interests), which are deemed to have rejected the Plan, is proper pursuant to section 1122 of the Bankruptcy Code, does not discriminate unfairly, and is fair and equitable pursuant to section 1129(b)(1) of the Bankruptcy

Code. There is no Class of Claims or Interests junior to the holders of Claims and Interests in Class 5A, Class 5B, Class 5C, Class 6, Class 7, Class 8A, and Class 8B that will receive or retain property under the Plan on account of their Claims or Interests. Accordingly, the Plan does not violate the absolute priority rule, does not discriminate unfairly, and is fair and equitable with respect to each Class that is deemed to have rejected the Plan. Thus, the Plan satisfies section 1129(b) of the Bankruptcy Code.

LL. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only chapter 11 plan currently proposed in the Chapter 11 Cases, and section 1129(c) of the Bankruptcy Code is therefore satisfied.

MM. Principal Purpose (11 U.S.C. § 1129(d)). The principal purpose of the Plan is neither the avoidance of taxes, nor the avoidance of the application of section 5 of the Securities Act of 1933, and no governmental unit has objected to Confirmation on any such grounds. Accordingly, section 1129(d) of the Bankruptcy Code is inapplicable.

NN. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code, and should be confirmed.

OO. Good Faith Solicitation (11 U.S.C. § 1125(e)). The Debtors and their officers, directors, employees, advisors, Professionals, and agents have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code, and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures Order in connection with all of their respective activities relating to the solicitation of acceptances of the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and they are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the injunction and exculpation provisions set forth in Section 11 of the Plan and in this Confirmation Order.

PP. Retention of Jurisdiction. This Court may properly retain jurisdiction over the matters set forth in Section 12 of the Plan and/or section 1142 of the Bankruptcy Code.

Based upon the foregoing findings, and upon the record made before this Court at the Combined Hearing, and good and sufficient cause appearing therefor, it is hereby

ORDERED, ADJUDGED AND DECREED THAT:

Adequacy of the Disclosure Statement

1. The Disclosure Statement is approved on a final basis as having adequate information as contemplated by section 1125(a)(1) of the Bankruptcy Code and sufficient information of a kind necessary to satisfy the disclosure requirements of any applicable non-bankruptcy laws, rules, and regulations.

Confirmation of the Plan

2. The Plan, as and to the extent modified by this Confirmation Order, is approved and confirmed pursuant to section 1129 of the Bankruptcy Code. All objections to Confirmation and the Plan not otherwise withdrawn, resolved, or otherwise disposed of are overruled and denied on the merits.

3. The terms of the Plan are incorporated by reference into (except to the extent modified by this Confirmation Order), and are an integral part of, this Confirmation Order. Each provision of the Plan, as modified by this Confirmation Order, is authorized and approved and shall have the same validity, binding effect, and enforceability as every other provision of the Plan. The terms of the Plan, as modified by any modifications made at the Combined Hearing, are incorporated by reference into and are an integral part of this Confirmation Order. The failure specifically to describe, include, or refer to any particular article, section, or provision of the Plan, Plan Supplement, or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, and the Plan, the Plan Supplement, and all related documents are approved and confirmed in their entirety as if set forth verbatim in this Confirmation Order.

Conditions Precedent

4. The Effective Date shall not occur unless the conditions precedent set forth in Section 10.1 of the Plan have been satisfied or waived in accordance with Section 10.2 of the Plan:

(a) the Court shall have entered the Confirmation Order, and the Confirmation Order shall not be subject to any stay, modification, or vacation on appeal;

(b) all funding, actions, documents and agreements necessary to implement and consummate the Plan and the transactions and other matters contemplated thereby, shall have been effected or executed, including the funding of the Wind-Down Reserve; and

(c) the Creditors’ Committee Challenge and Claim Objection and the Allowed amount of the Prepetition Financing Claims having been heard at the Confirmation Hearing and having been determined by Final Order of the Court or any settlement with respect to the Allowed amount or treatment of the Prepetition Financing Claims pursuant to the Plan being satisfactory in form and substance to the Debtors, the Creditors’ Committee, and the Prepetition Financing Agent;

(d) the FAP Sale Transaction shall have been consummated in accordance with the relevant acquisition agreement and Sale Order;

(e) the Rubraca Sale Transaction shall have been consummated in accordance with the relevant acquisition agreement and Sale Order;

(f) the Liquidation Trust shall be established and validly existing and the Liquidation Trust Agreement shall have been executed;

(g) all professional fees and expenses of the Debtors, the Creditors’ Committee, the DIP Lenders, the Prepetition Financing Agent, and the Equity Committee that, as of the Effective Date, were due and payable under an order of the Court shall have been paid in full, other than any Fee Claims subject to approval by the Court;

(h) the Debtors shall have funded the Professional Fees Account in accordance with Section 2.2 of the Plan;

(i) the Debtors shall have sufficient Cash on hand to pay in full, or reserve for, the projected Allowed Administrative Expense Claims, Allowed Fee Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims and U.S. Trustee Fees;

(j) no governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Plan or any of the other transactions contemplated hereby or in the Plan, and no governmental entity shall have instituted any action or proceeding (which remains pending at what would otherwise be the Effective Date) seeking to enjoin, restrain or otherwise prohibit consummation of the transactions contemplated by the Plan;

(k) all authorizations, consents, regulatory approvals, rulings or documents that are necessary to implement and effectuate the Plan as of the Effective Date shall have been received, waived or otherwise resolved; and

(l) all documents and agreements necessary to implement the Plan, including those set forth in the Plan Supplement, shall have (i) been tendered for delivery and (ii) been effected or executed by all Entities party thereto, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements.

Compromises and Settlements Under the Plan

5. Pursuant to section 1123 of the Bankruptcy Code, upon the Effective Date, all settlements and compromises set forth in the Plan are approved in all respects, and constitute good faith compromises and settlements.

Classification and Treatment

6. The Plan’s classification scheme is approved. The classifications set forth on the Ballots (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes, (c) may not be relied upon by any holder as representing the actual classification of such Claim under the Plan for distribution purposes, and (d) shall not be binding on the Debtors, and/or the Liquidation Trustee, as applicable, except for Plan voting purposes.

Authorization to Implement the Plan

7. The Debtors and/or the Liquidation Trustee, as applicable, are authorized to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate the Plan and to execute, enter into, or otherwise make effective all documents arising in connection therewith, prior to, on, and after the Effective Date, all without further action under applicable law, regulation, order, or direction by the pre-Effective Date shareholders or board of directors of the Debtors.

8. On or after the Effective Date, the officers of the Debtors or Liquidation Trustee, as applicable, are authorized to do all things and to execute and deliver all agreements, documents, instruments, notices, and certificates as are contemplated by the Plan and to take all necessary actions required in connection therewith, in the name of and on behalf of the Debtors, all without further action under applicable law, regulation, order, or direction by the pre-Effective Date shareholders or board of directors of the Debtors.

9. The Debtors or the Liquidation Trustee (as applicable) are authorized to adjust, continue, settle, reinstate, discharge or eliminate all Allowed Intercompany Claims and Intercompany Interests, in each case to the extent the Debtors or Liquidation Trustee deem appropriate, with the prior consent of the Prepetition Financing Agent; provided that, for the avoidance of doubt, any Allowed Intercompany Claims and Intercompany Interests shall not be automatically adjusted, continued, settled, reinstated, discharged or eliminated upon entry of the Confirmation Order, or on or before the Effective Date without the prior consent of the Prepetition Financing Agent and the Creditors’ Committee, in consultation with the Equity Committee.

10. The approvals and authorizations specifically set forth in this Confirmation Order are not intended to limit the authority of the Liquidation Trustee, the Debtors, or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order.

Enforceability of the Plan

11. Pursuant to sections 1123(a), 1141(a) and 1142 of the Bankruptcy Code, the Plan and all related documents (including, but not limited to, the Liquidation Trust Agreement) shall be, and hereby are, valid, binding and enforceable.

12. On the Effective Date, the Debtors shall irrevocably transfer and shall be deemed to have irrevocably transferred to the Liquidation Trust all of their rights, title, and interest in and to all of the Liquidation Trust Assets free and clear of all liens, claims, and encumbrances, except to the extent otherwise provided in the Plan or this Confirmation Order, in accordance with section 1141 of the Bankruptcy Code; and such transfer shall be exempt from any stamp, real estate transfer, other transfer, mortgage reporting, sales, use, or other similar tax.

The Liquidation Trust

13. Liquidation Trustee. On the Effective Date, the Liquidation Trust, in accordance with the terms of the Liquidation Trust Agreement and the Plan, shall be established for the benefit of the Liquidation Trust Beneficiaries. Pursuant to the Plan and the Liquidation Trust Agreement, all of the Liquidation Trust Assets shall be deemed to have been vested in the Liquidation Trust on the Effective Date, without the necessity of any further order of this Court. The Liquidation Trustee may use, acquire and dispose of property in accordance with the terms of the Liquidation Trust Agreement and the Plan and shall have the exclusive right, authority, and standing to initiate, file, prosecute, abandon, compromise, settle, withdraw, litigate to judgment or release any Claims and Causes of Action that are Liquidation Trust Assets or to take, or to refrain from taking, any other action which the Liquidation Trustee, in consultation with the Liquidation Trust Board as required under the Liquidation Trust Agreement, which the Liquidation Trustee deems necessary or desirable in conjunction with the wind-down of the Debtors and their affiliates, in each case without supervision of or approval by the Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan, the Liquidation Trust Agreement or this Confirmation Order. Alexandre Zyngier is hereby appointed as the Liquidation Trustee effective as of the Effective Date. The Liquidation Trustee shall be the representative of the Estate as that term is used in Section 1123(b)(3)(B) of the Bankruptcy Code with respect to the rights, powers, authority, and responsibilities specified in the Plan, this Confirmation Order and the Liquidation Trust Agreement and except as provided in the Plan, the Liquidation Trust Agreement or this Confirmation Order, the Liquidation Trustee shall be the Debtors’ successor in interest with respect to the Liquidation Trust Assets and all actions, claims, rights, or interests constituting Liquidation Trust Assets are preserved and retained and may be enforced by the Liquidation Trustee as the representative of the Debtors’ Estates pursuant to Section 1123(b)(3(B) of the Bankruptcy Code.

14. Liquidation Trust Agreement. The formation, rights, powers, duties, structure, obligations and other matters pertaining to the Liquidation Trustee shall be governed by the Liquidation Trust Agreement, the Plan and this Confirmation Order. The terms of the Liquidation Trust Agreement are consistent with the Plan and this Confirmation Order, fair, reasonable and in the best interest of the Debtors and their Estates as well as creditors, equity securityholders and other parties in interest. The Liquidation Trust Agreement is approved, subject to any amendments permitted under the Plan, Liquidation Trust Agreement, and this Confirmation Order. Victoria L. Creason, Irv Schlissel and Kristin Stenerson, and a non-voting observing member to be nominated by the Equity Committee will be appointed as members of the Liquidation Trust Board on the Effective Date. The terms of the Liquidation Trust, the selection and appointment of Alexandre Zyngier as the Liquidation Trustee, and Ms. Creason, Mr. Schlissel and Ms. Stenerson as members of the Liquidation Trust Board and the terms of the Liquidation Trustee’s and the Liquidation Trust Board’s compensation are fair, equitable and reasonable and in the best interest of the Debtors, their respective Estates and property, creditors, equity security holders and other parties in interest. Pursuant to the Plan, the Court shall retain jurisdiction over the Liquidation Trust.

Executory Contracts and Unexpired Leases

15. The assumption of the Executory Contracts identified on the Assumption Schedule is approved.

16. Except for any Executory Contract or Unexpired Lease that (i) has already been assumed and assigned; (ii) as of the Effective Date is subject to a pending motion to assume or assume and assign such Unexpired Lease or Executory Contract; (iii) is a contract, release, or other agreement or document entered into in connection with the Plan; (iv) is a D&O Policy or an insurance policy; or (v) is identified for assumption on the Assumption Schedule included in the Plan Supplement, each of the Debtors’ remaining Executory Contracts and Unexpired Leases shall be deemed rejected as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code and such rejection is approved.

17. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Order of this Court, and not assigned to a third party on or prior to the Effective Date, shall be assumed by the Wind-Down Estates, and any proceeds and/or receivables owed to the Wind-Down Estates under any Executory Contract and Unexpired Lease shall be deemed a Liquidation Trust Asset.

18. Unless otherwise provided by a Court order, any Proofs of Claim based on the rejection of the Debtors’ Executory Contracts or Unexpired Leases pursuant to the Plan or otherwise, must be filed with the Court and served on the Liquidation Trustee no later than thirty (30) days after the earlier of (i) notice of entry of an order approving the rejection of such Executory Contract or Unexpired Lease; and (ii) notice of occurrence of the Effective Date. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as Class 5A U.S. General Unsecured Claims, Class 5B U.K. General Unsecured Claims, or Class 5C Ireland General Unsecured Claims, depending on which Debtor is the applicable counterparty to such Executory Contract or Unexpired Lease, except as otherwise provided by order of the Court. Any Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases that are not timely filed pursuant to Section 9.2 of the Plan shall be forever disallowed and barred.

19. The Debtors have determined in their reasonable business judgment, together in consultation with and with the consent of the DIP Lenders, the Creditors’ Committee, and creditor Lonza Ltd. (“Lonza”), to reject that certain Manufacturing Services Agreement (together with all amendments and revisions thereto, the “MSA”) between Debtor Clovis Oncology, Inc. and Lonza dated October 3, 2016. Upon entry of this Confirmation Order, (i) the MSA shall be deemed rejected, and all obligations of the Debtors and of Lonza thereunder will terminate other than the obligations included herein; (ii) Lonza shall be granted an Allowed Administrative Expense Claim in the amount of $4,103,592.77 to be paid within 10 business days after entry of this Confirmation Order; and (iii) Lonza shall be granted an Allowed Class 5A U.S. General Unsecured Claim in the amount of $30,015,098.76. Lonza’s filed Proof of Claim No. 126 shall be removed from the Debtors’ claim register, and Lonza shall not be required to revise, amend, or file any additional proofs of claim, documentation, or requests for payment to evidence Lonza’s claims and be granted the aforementioned Allowed Administrative Expense Claim and Allowed Class 5A U.S. General Unsecured Claim. Furthermore, other than the Allowed Administrative Expense Claim and the Allowed Class 5A U.S. General Unsecured Claim referred to in this paragraph, upon entry of this Confirmation Order and the occurrence of the Effective Date, the Debtors and Lonza shall be deemed to release, acquit, and forever discharge each other and each other’s affiliates, officers, directors, shareholders, agents, employees, attorneys, representatives, as well as the respective heirs, personal representatives, successors and assigns of any and all of them from any and all actions, claims, demands, debts, causes of action, suits, defenses, indebtedness, agreements, obligations and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or tort, at law or in equity, which they have now or might hereafter have against the other, jointly or severally, arising from, under, or related to the MSA. Solely with respect to any MSA Products (as defined below) that the Debtors have not transferred their rights in pursuant to the Rubraca Sale Transaction, to the extent Lonza is in possession of any raw materials, active pharmaceutical ingredients (API), Intermediate, or Final Product, as those terms are defined in the MSA (the “MSA Products”), that Lonza purchased, procured, produced, or processed at any time in connection with the MSA, such MSA Products shall be deemed abandoned, and any rights the Debtors may have are deemed waived, upon entry of this Confirmation Order. The provisions of this paragraph are an appropriate exercise of the Debtors’ sound and reasonable business judgment, are in the best interests of the Debtors, their Estates, and the Debtors’ stakeholders, and are consistent with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

Administrative Expense Claims

20. Except as otherwise set forth in Section 2.2 of the Plan and except for any Administrative Expense Claims arising under or related to the FAP Stalking Horse APA or the other FAP Transaction Documents, requests for payment of Administrative Expense Claims must be filed with the Court and served on the Debtors, the Liquidation Trustee, the Claims Agent, and the United States Trustee, so as to be received by the Administrative Expense Claim Bar Date. Such proof of Administrative Expense Claim must include at a minimum: (i) the name of the applicable Debtor that is purported to be liable for the Administrative Expenses Claim; (ii) the name of the holder of the Administrative Expense Claim; (iii) the amount of the Administrative Expense Claim; (iv) the basis of the Administrative Expense Claim; and (v) supporting documentation for the Administrative Expense Claim. FAILURE TO FILE AND SERVE SUCH PROOF OF ADMINISTRATIVE EXPENSE CLAIM TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE EXPENSE CLAIM BEING FOREVER BARRED AND RELEASED.

Professional Fees Account and Fee Claims

21. No later than five (5) days after the Effective Date, the Debtors shall be authorized to transfer custody of the Professional Fees Account to the Liquidation Trust, and the Debtors or the Liquidation Trustee shall fund the Professional Fees Account. Fee Claims shall be paid in Cash from funds held in the Professional Fees Account when such Claims are Allowed by a Final Order of the Court. Neither the Debtors’ nor the Liquidation Trust’s obligations to pay Fee Claims shall be limited nor be deemed limited to funds held in the Professional Fees Account.

22. All final applications for payment of Fee Claims must be filed with this Court and served on the Debtors, counsel to the Debtors, counsel to the Creditors’ Committee, the Liquidation Trustee, counsel to the Required DIP Lenders, and the U.S. Trustee by the date that is forty-five (45) days after the Effective Date. Each holder of an Allowed Fee Claim shall be paid in Cash from the Professional Fees Account in an amount equal to such Allowed Fee Claim as soon as reasonably practicable following the date upon which such Claims becomes Allowed, unless such holder shall agree to a different treatment of such Claim. Professionals shall only be required to file a final fee application and do not need to file an interim fee application.

23. The Professional Fees Account shall be funded with Cash by the Debtors or the Liquidation Trustee, as applicable. The funds in the Professional Fee Escrow Account shall be used solely for the payment of Allowed Fee Claims in accordance with Section 2.3 of the Plan. Until payment in full of all Allowed Fee Claims, funds held in the Professional Fees Account shall not be considered Liquidation Trust Assets or otherwise property of the Liquidation Trust, the Debtors, their Estates, or any other party. Any funds remaining in the Professional Fees Account after all required payments have been made shall promptly be released from such escrow and revert to, and ownership thereof shall vest in, the Liquidation Trust without any further action or order of the Court; provided, however, that to the extent such excess funds were borrowed under the DIP Financing Agreement or constitute cash collateral of the Prepetition Secured Parties, such excess funds shall be treated as DIP Financing Cash or Rubraca Cash, as applicable, pursuant to paragraph 8(b) of the Final DIP Order.

Release, Injunction, Exculpation and Related Provisions

24. The release, injunction, exculpation, and related provisions set forth in Section 11 of the Plan are hereby approved and authorized in their entirety, and such provisions are effective and binding on all Entities as and to the extent provided for therein.

Payment of Statutory Fees

25. All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code (“Quarterly Fees”) prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, any and all Quarterly Fees shall be paid when due and payable. The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Liquidation Trustee and each of the Wind-Down Estates shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Each and every one of the Debtors, the Wind-Down Estates, and the Liquidation Trustee shall remain obligated to pay Quarterly Fees to the Office of the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed or converted to a case under Chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Administrative Claim in the case, and shall not be treated as providing any release under the Plan with respect to payment of the Quarterly Fees.

United States Interests

26. Notwithstanding any provision to the contrary in the Plan, the Plan Supplement, this Confirmation Order or any implementing Plan documents (collectively, “Documents”): As to the United States, nothing in the Documents shall: (1) discharge, release, enjoin, impair or otherwise preclude (a) any liability to the United States that is not a “claim” within the meaning of section 101(5) of the Bankruptcy Code (“claim”), (b) any claim of the United States arising after the Confirmation Date, or (c) any liability of any entity or person under police or regulatory statutes or regulations to any Governmental Unit (as defined by section 101(27) of the Bankruptcy Code) as the owner, lessor, lessee or operator of property or rights to property that such entity owns, operates or leases after the Confirmation Date; (2) release, nullify, preclude or enjoin the enforcement of any police or regulatory power; (3) authorize the assumption, sale, assignment or other transfer of any federal (i) grants, (ii) grant funds, (iii) contracts, including but not limited to, any Department of Veterans Affairs Federal Supply Schedule Contract, (iv) property, including but not limited to, intellectual property and patents, (v) leases, (vi) agreements, including but not limited to, any Medicare Coverage Gap Discount Program Agreement, or other interests of the federal government (collectively, “Federal Interests”) without compliance by the Debtors and any purchaser with all terms of the Federal Interests and with all applicable non-bankruptcy law; (4) be interpreted to set cure amounts or to require the United States to novate, approve or otherwise consent to the assumption, transfer or assignment of any Federal Interests; (5) authorize the assumption, transfer or assignment of any governmental (i) license, (ii) permit, (iii) registration, (iv) authorization or (v) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements, obligations and approvals under non-bankruptcy laws; (6) confer jurisdiction to the Court with respect to the Federal Interests, claims, liabilities and causes of action, except to the extent set forth in 28 U.S.C. § 1334 (as limited by any other provisions of the United States Code); (7) waive, alter or otherwise limit the United States’ property rights with respect to the Federal Interests, including but not limited to, inventory, patents, intellectual property, licenses, and data; (8) release, enjoin, impair or discharge any non-Debtor from any claim, liability, suit, right or cause of action of the United States; (9) affect any setoff or recoupment rights of the United States and such rights are preserved, subject to any legal or equitable rights or defenses of the Debtors under applicable non-bankruptcy law; (10) require the United States to file an administrative claim in order to receive payment for any liability described in Section 503(b)(1)(B) and (C) pursuant to Section 503(b)(1)(D) of the Bankruptcy Code; (11) constitute an approval or consent by the United States without compliance with all applicable legal requirements and approvals under non-bankruptcy law; (12) be construed as a compromise or settlement of any liability, claim, cause of action or interest of the United States; (13) modify the scope of Section 502, 505 or 525 of the Bankruptcy Code with respect to the claims of the United States; (14) require the United States, on or after the Effective Date, to seek Court approval or to obtain the prior written authorization of the Liquidation Trustee when filing or amending (a) a claim prior to the expiration of the government bar date, or (b) a claim that arose as a result of the filing or amendment of a tax return by the Debtors or the Liquidation Trustee; (15) be deemed to alter the date of any Plan distribution to the United States, (16) cause rejection damage claims to have to be filed before the government bar date or alter the treatment of such rejection claims under the Bankruptcy Code; (17) make prospective determinations as to the pre-petition nature of any Federal Interest; or (18) enjoin or estop the United States from asserting against the Debtors claims, liabilities and obligations assumed by any purchaser that the United States would otherwise be entitled to assert against the Debtors and the Debtors’ Estates under applicable law.

27. Liens securing claims of the United States shall be retained until the claim, with interest, is paid in full, in accordance with the priorities that apply to such claims. For the avoidance of doubt, no secured tax claim of the United States shall be treated as a Priority Tax Claim. Administrative expense claims of the United States allowed pursuant to the Plan or the

Bankruptcy Code shall accrue interest and penalties as provided by non-bankruptcy law until paid in full. Priority Tax Claims of the United States allowed pursuant to the Plan or the Bankruptcy Code will be paid in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code. To the extent allowed Priority Tax Claims (including any penalties, interest or additions to tax entitled to priority under the Bankruptcy Code) are not paid in full in cash on the Effective Date, then such Priority Tax Claims shall accrue interest commencing on the Effective Date at the rate set forth in Section 511 of the Bankruptcy Code. Moreover, nothing shall affect a release, injunction or otherwise preclude any claim whatsoever against any Debtor or any of the Debtors’ Estates by or on behalf of the United States for any liability arising a) out of pre-petition or post-petition tax periods for which a return has not been filed or b) as a result of a pending audit or audit that may be performed with respect to any pre-petition or post-petition tax period. Further, nothing shall enjoin the United States from amending any claim against any Debtor or any of the Debtors’ Estates with respect to any tax liability a) arising out of pre-petition or post-petition tax periods for which a tax return has not been filed or b) from a pending audit or audit that may be performed with respect to any pre-petition or post-petition tax period. Any liability arising a) out of pre-petition or post-petition tax periods for which a return has not been filed or b) as a result of a pending audit or audit which may be performed with respect to any pre-petition or post-petition tax period shall be paid in accordance with 1129(a)(9)(A) and (C) of the Bankruptcy Code. Without limiting the foregoing but for the avoidance of doubt, nothing contained in the Documents shall be deemed to bind the United States to any characterization of any transaction for tax purposes or to determine the tax liability of any person or entity, including, but not limited to, the Debtors and the Debtors’ Estates, nor shall the Documents be deemed to have determined the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of this Plan, nor shall anything in the Documents be deemed to have conferred jurisdiction upon the Court to make determinations as to federal tax liability and federal tax treatment except as provided under Section 505 of the Bankruptcy Code.

Certain Insurance Matters

28. Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Supplement, the Confirmation Order, any Sale Order, any document related any Sale Transaction or Asset Sale, any cure notice or notice of any Cure Obligation, the Bar Date Order, any bar date notice, any claim objection, any other document related to any of the foregoing or any other order of the Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, confers Court jurisdiction, or requires a party to opt out of any releases): (a) on the Effective Date, all insurance policies issued by Federal Insurance Company, Pacific Indemnity Company and/or any of their respective U.S.-based affiliates and successors (collectively, the “Chubb Companies”) to or that provide coverage to any of the Debtors (or any of their predecessors) at any time and all agreements, documents or instruments related thereto (collectively, the “Chubb Insurance Contracts”) shall be assumed in their entireties pursuant to sections 105 and 365 of the Bankruptcy Code; (b) on the Effective Date, after the foregoing assumption of the Chubb Insurance Contracts, all of the Chubb Insurance Contracts and all rights and obligations thereunder shall vest, unaltered and in their entireties, with the Liquidation Trust, and, on and after the Effective Date, the Liquidation Trust, on behalf of the Wind-Down Estates, shall become and remain liable in full for all of its, the Debtors’, and the Wind-Down Estates’ obligations under the Chubb Insurance Contracts regardless of whether such obligations arise before or after the Effective Date, without the need or requirement for the Chubb Companies to file or serve any objection to a proposed Cure Obligation or a request, application, claim, Proof of Claim or motion for payment or allowance of any Administrative Expense Claim and without the Chubb Companies being subject to any bar date or similar deadline governing Cure Obligations, Proofs of Claim or Administrative Expense Claims; (c) nothing shall alter, modify, amend, impair or otherwise affect the terms or conditions of any of the Chubb Insurance Contracts and/or any of the rights and obligations under any of the Chubb Insurance Contracts; (d) nothing shall permit or otherwise effectuate a sale, assignment or other transfer of any of the Chubb Insurance Contracts and/or any rights, benefits, claims, proceeds, rights to payment, or recoveries under and/or relating to any of the Chubb Insurance Contracts without the prior express written consent of the Chubb Companies; and (e) the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Section 11 of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against any of the Chubb Companies under applicable non-bankruptcy law to proceed with their claims; (II) the Chubb Companies to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any of the Chubb Companies under applicable non-bankruptcy law, or an order has been entered by this Court granting a claimant relief from the automatic stay or the injunctions set forth in Section 11 of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; and (III) the Chubb Companies to cancel any Chubb Insurance Contracts and take other actions relating to the Chubb Insurance Contracts (including effectuating a setoff).

FAP Sale

29. Notwithstanding anything to the contrary in this Confirmation Order, the Plan or the Plan Supplement (including the Assumption Schedule, the stated cure amount therein for the FAP Stalking Horse APA and the other FAP Transaction Documents (as such term is defined and provided for in the Sale Order), and the Liquidation Trust Agreement), (i) nothing in this Confirmation Order, the Plan or the Plan Supplement (including the Assumption Schedule, the stated cure amount therein for FAP Stalking Horse APA and the other FAP Transaction Documents, and the Liquidation Trust Agreement) shall affect, prejudice, limit, modify, release, alter, enjoin or otherwise preclude (a) the provisions of the Sale Order [D.I. 502], the FAP Stalking Horse APA or the other FAP Transaction Documents or (b) Novartis Innovative Therapies AG’s rights, demands, defenses and claims under and in accordance with the FAP Stalking Horse APA and the other FAP Transaction Documents and the Sale Order, including, without limitation, rights to offset or setoff against any milestone payment in accordance with the FAP Stalking Horse APA and the other FAP Transaction Documents and the Sale Order; (ii) the Debtors’ rights, privileges, benefits and obligations (including the Wind-Down Estate’s obligations) under the FAP Stalking Horse APA and the other FAP Transaction Documents shall remain in full force and effect and shall not be affected, limited, modified, released, altered, enjoined or changed by this Confirmation Order, the Plan or the Plan Supplement (including the Assumption Schedule, the stated cure amount therein for FAP Stalking Horse APA and the other FAP Transaction Documents, and the Liquidation Trust Agreement), with the Debtors and the Wind-Down Estate bound to the rights, privileges, benefits and obligations of the Debtors thereunder; (iii) nothing in this Confirmation Order, the Plan or the Plan Supplement (including the Assumption Schedule and the Liquidation Trust Agreement) shall authorize or provide for the assignment of the FAP Stalking Horse APA and the other FAP Transaction Documents to the Liquidation Trust, the Liquidation Trustee, or the Delaware Trustee other than in accordance with the terms of the FAP Stalking Horse APA and other FAP Transaction Documents, as applicable; and (iv) the jurisdiction provisions in the FAP Stalking Horse APA and the other FAP Transaction Documents shall control in all respects and shall not be modified, altered or otherwise changed by any provisions in the Confirmation Order, the Plan, or the Plan Supplement (including the Liquidation Trust Agreement); and to the extent of any dispute related to, arising under or related to the FAP Stalking Horse APA and the other FAP Transaction Documents, the determination of jurisdiction over such dispute shall be determined solely by the applicable jurisdiction provision in the FAP Stalking Horse APA and the other FAP Transaction Documents, without regard to any other provision in the Confirmation Order, the Plan, or the Plan Supplement (including the Liquidation Trust Agreement).

Plan Settlement

30. The evidence establishes that it is in the best interests of the Debtors’ stakeholders to resolve the Creditors’ Committee Challenge and Claim Objection on the terms set forth in the Joint Motion of the Debtors and Creditors’ Committee to Approve Settlement Among the Debtors, the Prepetition Secured Parties and the Creditors’ Committee Pursuant to 11 U.S.C. § 105(a) and Fed. R. Bankr. P. 9019 [D.I. 861] and the Plan, including the Plan Settlement. In addition, sound business justifications exist for the Debtors, the Creditors’ Committee, and the Prepetition Secured Parties to enter into the Plan Settlement. Each component of the Plan Settlement is an integral, integrated, and inextricably linked part of the Plan that is not severable from the entirety of the Plan. Accordingly, the parties have met their burden of proving that the Plan Settlement is fair, reasonable, and in the best interests of the Estates.

31. With respect to the payment of any and all Ad Hoc Group Fees and Expenses or Notes Trustee Fees, to be paid by the Estates pursuant to the Plan Settlement and Plan, before payment of any such fees and expenses, and as soon as reasonably possible upon entry of this Confirmation Order, the Ad Hoc Group and the Notes Trustee shall submit all invoices, expense details, and fee details to the U.S. Trustee (rosa.sierra-fox@usdoj.gov; and jane.m.leamy@usdoj.gov) by email, which invoices, expense details, and fee detail shall not be in summary format; thereafter, the U.S. Trustee shall have ten (10) business days to review such fees and expenses for reasonableness (under the standard applicable to compensation under section 330 of the Bankruptcy Code). The provision of such invoices shall not constitute a waiver of the attorney-client privilege or any benefits of the attorney work product doctrine. If no objection to the payment of the fees and expenses is made in writing (email will suffice) within ten (10) business days after email service of the invoices, expense details, and fee details, then, without further order of the Court or notice to any other party, the Ad Hoc Group Fees and Expenses and the Notes Trustee Fees shall be promptly paid by the Debtors. If an objection is made by the U.S. Trustee, then the disputed portion of the fees and/or expenses shall not be paid until the objection is resolved by the applicable parties in good faith or by order of the Court, and the undisputed portion shall be promptly paid by the Debtors, provided that nothing in this Confirmation Order shall impair the right of the Notes Trustee to be paid the full amount of its fees and expenses through the application of its charging lien under the Notes Indentures.

32. A s set forth in the Stipulation, filed in the Adversary Proceeding No. 23-50367, the Creditors’ Committee and the Prepetition Secured Parties agreed and stipulated that, of the $31,828,065 in Cash in the Debtors’ bank accounts on the Petition Date, (i) $25,835,405 is encumbered, (ii) $2,300,000 of identifiable Cash proceeds from the Prepetition Financing Agreement was located in a non-lockbox account and is disputed (the “Disputed Prepetition Cash”), and (iii) $3,692,660 is unencumbered. In connection with the Plan Settlement, the Creditors’ Committee and the Prepetition Secured Parties agree and stipulate that the Disputed Prepetition Cash shall be encumbered as Rubraca Cash under the Prepetition Financing Agreement and treated as set forth in the Plan. Further, on the Effective Date, the Debtors shall use any remaining DIP Financing Cash to pay Administrative Expense Claims, Fee Claims, all

documented postpetition fees and expenses incurred by the Prepetition Financing Agent, and any other amounts required to satisfy the conditions precedent to the Effective Date as required under and set forth in the Plan, including the fees and expenses of the DIP Lenders, and distribute any remaining Rubraca Cash to the Prepetition Secured Parties.

Liquidation Trust Beneficial Interests

33. The DIP Units, GUC Units, and Prepetition Financing Units (collectively, the “Units”) to be issued to the Liquidation Trust Beneficiaries under the Plan are being issued pursuant to Section 1145 of the Bankruptcy Code and the offering, issuance, and distribution of the Units pursuant to the Plan and the Liquidation Trust Agreement shall be exempt pursuant to Section 1145 of the Bankruptcy Code from, among other things, the registration and/or prospectus delivery requirements of section 5 of the Securities Act and any other applicable federal, state, local or other law requiring registration and/or delivery of prospectuses prior to the offering, issuance, distribution, or sale of securities. For the avoidance of doubt, the Interest CVRs (if ever issued) are not intended to be “securities” under applicable laws, but if such interests constitute securities, the offering, issuance, and distribution of the Interest CVRs pursuant to the Plan and the Liquidation Trust Agreement shall be exempt pursuant to Section 1145 of the Bankruptcy Code from, among other things, the registration and/or prospectus delivery requirements of section 5 of the Securities Act and any other applicable federal, state, local or other law requiring registration and/or delivery of prospectuses prior to the offering, issuance, distribution, or sale of securities.

34. Should ownership of any of the Units in the Liquidation Trust to be issued under the Plan and the Liquidation Trust Agreement (or ownership of the Interest CVRs, if issued) be reflected through the facilities of DTC, and subject to such securities being eligible to be held through the facilities of DTC, the Liquidation Trust need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Units in the Liquidation

Trust to be issued under the Plan and the Liquidation Trust Agreement under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the securities to be issued under the Plan and the Liquidation Trust Agreement (or the Interest CVRs, if issued) are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC or any transfer agent) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Units to be issued under the Plan and the Liquidation Trust Agreement (or the Interest CVRs, if issued) are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services through the facilities of DTC, and subject to such securities (or the Interest CVRs, if issued) being eligible to be held through the facilities of DTC, the Liquidation Trust need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the securities to be issued under the Plan and the Liquidation Trust Agreement (or the Interest CVRs, if issued) under applicable securities laws.

Dissolution of the Committees

35. On the Effective Date, the Creditors’ Committee and the Equity Committee shall dissolve, and the members thereof and the professionals retained by the Creditors’ Committee or the Equity Committee or the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases; provided, however, that after the Effective Date, the Creditors’ Committee and the Equity Committee shall continue to exist and have standing and a right to be heard for the following limited purposes: (a) applications, and any relief related thereto, for payment of Fee Claims and requests for allowance of Administrative Expense Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; and (b) any appeals of the Confirmation Order or other appeal to which the Creditors’ Committee or Equity Committee is a party.

Binding Effect on all Parties

36. Subject to the occurrence of the Effective Date, the Plan and this Confirmation Order shall be binding and inure to the benefit of the Debtors, the Liquidation Trustee, the Released Parties, all present and former holders of Claims and Interests, and their respective successors and assigns. Except as expressly provided in the Plan, all agreements, instruments and other documents filed in connection with the Plan shall be given full force and effect, and shall bind all parties referred to therein as of the Effective Date, whether or not such agreements are actually issued, delivered, or recorded on the Effective Date or thereafter and whether or not a party has actually executed such agreement.

37. Effective as of and subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before the Court as of the Effective Date that ultimately are granted shall be binding upon and shall inure to the benefit of the Debtors, the Liquidation Trustee, and their respective successors and assigns.

Modifications

38. Without the need for a further order or authorization of this Court, but subject to the express provisions of this Confirmation Order, the Debtors shall be authorized and empowered as may be necessary to make non-material modifications to the documents filed with the Court, including the various documents included in the Plan Supplement and the Plan, in each case, only in accordance with and subject to the terms of the Plan. For the avoidance of doubt, the evidentiary record for the Combined Hearing is closed, and the evidentiary record shall not be amended, modified or supplemented.

Notice of Entry of Confirmation Order and Effective Date

39. Pursuant to Bankruptcy Rules 2002 and 3020(c), the Debtors are hereby authorized to serve a notice of entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form attached hereto as Exhibit B (the “Notice of Confirmation and Effective Date”) on the Effective Date, on all holders of Claims against or Interests in the Debtors and all other Persons on whom the Combined Hearing Notice was served. The form of the Notice of Confirmation and Effective Date is hereby approved in all respects. The Notice of Confirmation and Effective Date shall constitute good and sufficient notice of the entry of this Confirmation Order and of the relief granted herein, including, without limitation, any bar dates and deadlines established under the Plan and this Confirmation Order, and no other or further notice of the entry of this Confirmation Order, the occurrence of the Effective Date, and any such bar dates and deadlines need be given.

40. Except as otherwise may be provided in the Plan, notice of all subsequent pleadings in the Chapter 11 Cases after the Effective Date shall be limited to the following parties: (i) the Liquidation Trustee, (ii) the Delaware Trustee, (iii) the U.S. Trustee, (iv) counsel to the DIP Lenders, and (v) any party known to be directly affected by the relief sought.

Retention of Jurisdiction

41. Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of this Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, this Court shall retain jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases, the Plan, and related Plan documents, to the fullest extent permitted by applicable law, including, among other things, to take the actions specified in Section 12 of the Plan.

References to Plan Provisions

42. The failure to specifically include or to refer to any particular article, section, or provision of the Plan or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, and such article, section, or provision shall have the same validity, binding effect, and enforceability as every other article, section, or provision of the Plan, it being the intent of this Court that the Plan (as and to the extent modified by this Confirmation Order) be confirmed in its entirety.

Rules Governing Conflicts Between Documents

43. In the event that any provision of the Plan is inconsistent with the provisions of the Disclosure Statement, the Plan Supplement, and any other order in the Chapter 11 Cases, or any other agreement to be executed by any Person pursuant to the Plan, the provisions of the Plan shall control and take precedence; provided, however, that this Confirmation Order shall control and take precedence in the event of any inconsistency between this Confirmation Order, any provision of the Plan, and any of the foregoing documents; provided further, however, in the event that there is any inconsistency between the Plan and the Liquidation Trust Agreement, the terms of the Liquidation Trust Agreement shall control.

Extension of Injunctions and Stays

44. Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (including any injunctions or stays contained in or arising from the Plan or this Confirmation Order), shall remain in full force and effect.

Section 1146 Exemption

45. Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan, or the re-vesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by the Plan, shall not be taxed under any state or local law imposing a stamp tax, transfer tax or any similar tax or fee.

Headings

46. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

No Stay of Confirmation Order

47. Notwithstanding Bankruptcy Rules 3020(e) and 6004(h) and any other Bankruptcy Rule to the contrary, to the extent applicable, there is no reason for delay in the implementation of this Confirmation Order and, thus, this Confirmation Order shall be effective and enforceable immediately upon entry.

Exhibit A

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re: CLOVIS ONCOLOGY, INC., et al.,[1] Debtors.	Chapter 11 Case No. 22-11292 (JKS) (Jointly Administered)

THIRD AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION FOR

CLOVIS ONCOLOGY, INC. AND ITS AFFILIATED DEBTORS

WILLKIE FARR & GALLAGHER LLP

Rachel C. Strickland (admitted pro hac vice)

Andrew S. Mordkoff (admitted pro hac vice)

Erin C. Ryan (admitted pro hac vice)

787 Seventh Avenue

New York, New York 10019

Telephone:212-728-8000

Facsimile:212-728-8111

Attorneys for Debtors and Debtors in

Possession

MORRIS NICHOLS ARSHT &

TUNNELL LLP

Robert J. Dehney (No. 3578)

Andrew R. Remming (No. 5120)

Matthew O. Talmo (No. 6333)

1201 North Market Street, 16th Floor

P.O. Box 1347

Wilmington, Delaware 19899-1347

Telephone: (302) 658-9200

Facsimile: (302) 658-3989

Dated: June 13, 2023

            Wilmington, Delaware

[1]

The Debtors in these Chapter 11 Cases, along with the last four digits of their U.S. federal tax identification number, to the extent applicable, are Clovis Oncology, Inc. (5355), Clovis Oncology UK Limited, and Clovis Oncology Ireland Limited. The Debtors’ headquarters is located at 5500 Flatiron Parkway, Suite 110, Boulder, CO 80301.

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS AND INTERPRETATION	1

SECTION 2.	ADMINISTRATIVE EXPENSE, FEE CLAIMS, DIP FACILITY CLAIMS, PRIORITY TAX CLAIMS, U.S. TRUSTEE FEES, AND ADEQUATE PROTECTION CLAIMS	19

2.1	Administrative Expense Claims	19
2.2	Time for Filing Administrative Expense Claims	19
2.3	Fee Claims	20
2.4	Priority Tax Claims	21
2.5	DIP Facility Claims	22
2.6	U.S. Trustee Fees	22
2.7	Adequate Protection Claims	23

SECTION 3.	CLASSIFICATION OF CLAIMS AND INTERESTS	23

3.1	Classification in General	23
3.2	Formation of Debtor Groups for Convenience Only	23
3.3	Summary of Classification	23
3.4	Special Provision Governing Unimpaired Claims	24

SECTION 4.	TREATMENT OF CLAIMS AND INTERESTS	24

4.1	Prepetition Financing Claims (Class 1)	24
4.2	Other Priority Claims (Class 2)	25
4.3	Other Secured Claims (Class 3)	25
4.4	Unsecured Note Claims (Class 4)	25
4.5	U.S. General Unsecured Claims (Class 5A)	26
4.6	U.K. General Unsecured Claims (Class 5B)	26
4.7	Ireland General Unsecured Claims (Class 5C)	26
4.8	Existing Securities Law Claims (Class 6)	27
4.9	Interests (Class 7)	27
4.10	Intercompany Claims and Intercompany Interests (Class 8A and Class 8B)	27

SECTION 5.	ACCEPTANCE OR REJECTION OF THE PLAN	28

5.1	Class Acceptance Requirement	28
5.2	Tabulation of Votes on a Non-Consolidated Basis	28
5.3	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code or “Cramdown”	28
5.4	Elimination of Vacant Classes	28
5.5	Voting Classes; Deemed Acceptance by Non-Voting Classes	28

i

SECTION 6.	MEANS FOR IMPLEMENTATION	29

6.1	Joint Chapter 11 Plan	29
6.2	No Substantive Consolidation	29
6.3	Plan Funding	29
6.4	Liquidation Trust	29
6.5	Liquidation Trust Tax Matters	35
6.6	Elimination of Duplicate Claims	37
6.7	Corporate Action	37
6.8	Directors, Officers, Managers, Members and Authorized Persons of the Debtors	37
6.9	D&O Policy	37
6.10	Indemnification of Directors, Officers and Employees	38
6.11	Withholding and Reporting Requirements	38
6.12	Exemption From Certain Transfer Taxes	39
6.13	Effectuating Documents; Further Transactions	39
6.14	Preservation of Rights of Action	39
6.15	Stock Restrictions	40
6.16	Closing of the Chapter 11 Cases	40
6.17	Cancellation of Existing Securities and Agreements; Release and Discharge of Notes Trustee	40
6.18	Avoidance Action Waiver	41

SECTION 7.	DISTRIBUTIONS	41

7.1	Distribution Record Date	41
7.2	Date of Distributions	41
7.3	Delivery of Distributions	41
7.4	Manner of Payment Under Plan	41
7.5	Minimum Cash Distributions	42
7.6	Setoffs	42
7.7	Distributions After Effective Date	42
7.8	Allocation of Distributions Between Principal and Interest	42
7.9	No Postpetition Interest on Claims	42
7.10	No Distribution in Excess of Amount of Allowed Claim	42
7.11	Securities Registration Exemption	43
7.12	Distributions to Holders of Allowed Unsecured Notes Claims	43

SECTION 8.	PROCEDURES FOR DISPUTED CLAIMS	43

8.1	Objections to Claims	43
8.2	Allowance of Claims	43
8.3	Estimation of Claims	43
8.4	No Distributions Pending Allowance	44
8.5	Resolution of Claims	44
8.6	Amendments to Claims and Late Filed Claims	44
8.7	Insured Claims	44

ii

SECTION 9.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	45

9.1	Rejection of Executory Contracts and Unexpired Leases	45
9.2	Claims Based on Rejection of Executory Contracts and Unexpired Leases	45
9.3	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	45
9.4	Modifications, Amendments, Supplements, Restatements, or Other Agreements	46
9.5	Reservation of Rights	46

SECTION 10.	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE	47

10.1	Conditions Precedent to the Effective Date	47
10.2	Waiver of Conditions Precedent	48
10.3	Substantial Consummation	48
10.4	Effect of Vacatur of Confirmation Order	48

SECTION 11.	SETTLEMENT, RELEASES, INJUNCTIONS, AND RELATED PROVISIONS	49

11.1	Release of Liens	49
11.2	Binding Effect	49
11.3	Term of Injunctions or Stays	50
11.4	Releases by the Debtors	50
11.5	Releases By Holders of Claims and Interests	51
11.6	Exculpation	52
11.7	Injunction	52

SECTION 12.	RETENTION OF JURISDICTION	53

SECTION 13.	MISCELLANEOUS PROVISIONS	54

13.1	No Revesting of Assets	54
13.2	Subordinated Claims	55
13.3	Payment of Statutory Fees	55
13.4	Dissolution of Creditors’ Committee and Equity Committee	55
13.5	Amendments	56
13.6	Revocation or Withdrawal of the Plan	56
13.7	Severability of Plan Provisions Upon Confirmation	56
13.8	Governing Law	57
13.9	Time	57
13.10	Additional Documents	57
13.11	Immediate Binding Effect	57
13.12	Successor and Assigns	57
13.13	Entire Agreement	58
13.14	Notices	58

iii

Each of the Debtors proposes the following joint chapter 11 plan of liquidation pursuant to section 1121(a) of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Section 1.A.

SECTION 1. DEFINITIONS AND INTERPRETATION.

A.	Definitions.

1.1. 2024 Convertible Senior Notes (2019 Issuance) means the 4.50% Convertible Senior Notes due 2024 in an aggregate principal amount of $85,782,000 issued under the 2024 Convertible Senior Notes (2019 Issuance) Indenture.

1.2. 2024 Convertible Senior Notes (2019 Issuance) Indenture means that certain Indenture, dated as of August 13, 2019, by and among Clovis Oncology, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, supplemented or otherwise modified from time to time prior to the Petition Date.

1.3. 2024 Convertible Senior Notes (2020 Issuance) means 4.50% Convertible Senior Notes due 2024 in an aggregate principal amount of $57,500,000 issued under the 2024 Convertible Senior Notes (2020 Issuance) Indenture.

1.4. 2024 Convertible Senior Notes (2020 Issuance) Indenture means that certain Indenture, dated as of November 17, 2020, by and among Clovis Oncology, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, supplemented or otherwise modified from time to time prior to the Petition Date.

1.5. 2025 Convertible Senior Notes means the 1.25% Convertible Senior Notes due 2025 in aggregate principal amount of $300,000,000 issued under the 2025 Convertible Senior Notes Indenture.

1.6. 2025 Convertible Senior Notes Indenture means that certain Indenture, dated as of April 19, 2018, by and among Clovis Oncology, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, and that First Supplemental Indenture thereto dated as of April 19, 2018, as amended, supplemented or otherwise modified from time to time prior to the Petition Date.

1.7. 3BP Agreement means that certain License and Collaboration Agreement, effective as of September 20, 2019, by and between 3B Pharmaceuticals GmbH and Clovis Oncology, Inc.

1.8. 503(b)(9) Claims means Claims that have been timely and properly filed prior to the Bar Date and that are granted administrative expense priority treatment pursuant to section 503(b)(9) of the Bankruptcy Code.

1.9. Ad Hoc Group means the ad hoc group comprised of those holders of the 2024 Convertible Senior Notes (2019 Issuance), 2024 Convertible Senior Notes (2020 Issuance) and 2025 Convertible Senior Notes, listed in the Verified Statement of Paul, Weiss, Rifkind, Wharton & Garrison LLP and Cozen O’Connor Pursuant to Federal Rule of Bankruptcy Procedure 2019 [D.I. 67], filed on December 14, 2022, which is represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP and Cozen O’Connor, each as legal counsel.

1.10. Ad Hoc Group Fees and Expenses means the reasonable and documented professional fees, attorneys’ fees, compensation, costs, expenses, and any other amounts due to the Ad Hoc Group and/or its advisors, including, among other things, the fees, expenses and disbursements of Paul, Weiss, Rifkind, Wharton & Garrison LLP and GLAS USA, LLC, incurred after the Petition Date through and including the Effective Date.

1.11. Adequate Protection Claim has the meaning assigned to such term in the Final DIP Order.

1.12. Administrative Expense Claim means any Claim for costs and expenses of administration during the Chapter 11 Cases pursuant to sections 328, 330, 363, 364(c)(1), 365, 503(b), 507(a)(2) or 507(b) of the Bankruptcy Code, including, (i) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (ii) Fee Claims; (iii) U.S. Trustee Fees; (iv) the Ad Hoc Group Fees and Expenses; and (v) the Notes Trustee Fees.

1.13. Administrative Expense Claims Bar Date means the date that is thirty (30) days following service of notice of the occurrence of the Effective Date.

1.14. Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.

1.15. Allowed means, with reference to any Claim or Interest, a Claim or Interest (i) arising on or before the Effective Date as to which (A) no objection to allowance or priority, and no request for estimation or other challenge, including, without limitation, pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed and not withdrawn within the applicable period fixed by the Plan or applicable law, or (B) any objection has been determined in favor of the holder of the Claim or Interest by a Final Order; (ii) that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors or the Liquidation Trustee, as applicable; (iii) as to which the liability of the Debtors or the Liquidation Trust, as applicable, and the amount thereof are determined by a Final Order of a court of competent jurisdiction; (iv) that is listed in the Schedules as liquidated, non-contingent, and undisputed, and is not superseded by a Proof of Claim; or (v) expressly allowed hereunder; provided, notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims or Interests shall be subject to, and shall not exceed the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable, and (y) the Liquidation Trustee shall retain all claims and defenses with respect to Allowed Claims that are Unimpaired pursuant to the Plan; provided, further, that any (i) Claim or Interest paid or required to be paid by a purchaser pursuant to a Bankruptcy Court-approved purchase agreement or order approving a sale of certain of the Debtors’ assets during the course of these Chapter 11 Cases or (ii) Claim or Interest listed in the Schedules that has been paid by the Debtors (w) after the Petition Date pursuant to an order of the Bankruptcy Court, (x) before the Petition Date and was inadvertently listed in the Schedules, or (y) paid by the Debtors or a Bankruptcy Court-approved purchaser pursuant to a Bankruptcy Court-approved purchase agreement or order approving a sale of certain of the Debtors’ assets during the course of these Chapter 11 Cases as an assumed liability, shall not be considered an Allowed Claim.

1.16. Applicable Interest Rate means the Federal Judgment Rate as of the Effective Date.

1.17. Assumption Schedule means the schedule of Executory Contracts and Unexpired Leases to be assumed or assumed and assigned by the Debtors pursuant to the Plan, section 365 of the Bankruptcy Code and Section 9 hereof, which will be included in the Plan Supplement, as may be amended, modified, or supplemented from time to time in accordance with the Confirmation Order.

1.18. Asset Sale means a sale, conveyance, transfer, or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of the Debtors’ or any of their respective Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired.

1.19. Avoidance Action means any and all actual or potential claims and causes of action arising under chapter 5 of the Bankruptcy Code (including, but not limited to, sections 502(d), 510, 542 through 551, 553, and 724(a) of the Bankruptcy Code), including any claim or cause of action to avoid a transfer of property or an obligation incurred by the Debtors, equitable subordination or recovery actions or proceedings, or under similar or related state or federal statutes and common law of the United States or similar applicable foreign laws or regulations, including fraudulent transfer laws.

1.20. Avoidance Action Waiver means a waiver and release of any and all Avoidance Actions held by the Debtors.

1.21. Ballot means the form distributed to each holder of an Impaired Claim that is entitled to vote to accept or reject this Plan, on which is to be indicated acceptance or rejection of this Plan.

1.22. Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, as applicable to the Chapter 11 Cases.

1.23. Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

1.24. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any local rules of the Bankruptcy Court.

1.25. Bar Date means the dates fixed by order(s) of the Bankruptcy Court (including the Bar Date Order, this Plan or the Confirmation Order) by which any Persons, asserting a Claim against any Debtor must have filed a Proof of Claim or application for allowance of such Claim (as applicable) with the Bankruptcy Court against any such Debtor or be forever barred from asserting such Claim.

1.26. Bar Date Order means that certain Order (I) Establishing Certain Bar Dates for Filing Proofs of Claims Against the Debtors, and (II) Granting Related Relief, Including Notice and Filing Procedures entered by the Bankruptcy Court in these Chapter 11 Cases on January 19, 2023 [D.I. 224].

1.27. Business Day means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

1.28. Cash means legal tender of the United States of America and equivalents thereof.

1.29. Causes of Action means, without limitation, any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, Claims, any right of setoff, counterclaim, or recoupment, any claim for breach of contract or for breach of duties imposed by law or in equity, any claim or defense including fraud, and any demands whatsoever owned by the Debtors, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, whether assertable directly, indirectly, derivatively or in any representative or other capacity, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act, failure to act, error, omission, transaction, occurrence or other event arising or occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

1.30. Chapter 11 Cases means the jointly administered cases of the Debtors under chapter 11 of the Bankruptcy Code styled In re Clovis Oncology, Inc., et al., Case No. 22-11292 (JKS).

1.31. Claim means any “claim” (as defined in section 101(5) of the Bankruptcy Code) against the Debtors, including, without limitation, any Claim arising after the Petition Date.

1.32. Claims Agent means Kroll Restructuring Administration LLC, or any other entity approved by the Bankruptcy Court to act as the Debtors’ claims and noticing agent pursuant to 28 U.S.C. § 156(c).

1.33. Claims Objection Bar Date means the date that is 180 days after the Effective Date, subject to extension by the Bankruptcy Court.

1.34. Class means any group of Claims or Interests classified pursuant to Section 3 of the Plan.

1.35. Confirmation means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

1.36. Confirmation Date means the date on which the Bankruptcy Court enters the Confirmation Order.

1.37. Confirmation Hearing means the combined hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code and the approval of the Disclosure Statement on a final basis in accordance with section 1125 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

1.38. Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code and approving the Disclosure Statement on a final basis as having adequate information in accordance with section 1125 of the Bankruptcy Code, which shall be in form and substance reasonably acceptable to the Required DIP Lenders and the Debtors, in consultation with the Creditors’ Committee and the Equity Committee.

1.39. Consummation means the occurrence of the Effective Date of the Plan.

1.40. Creditors’ Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code on December 22, 2022 [Docket No. 129], as the same may be reconstituted from time to time.

1.41. Creditors’ Committee Challenge and Claim Objection means the claims and causes of action and claim objection set forth in accordance with the Stipulation Regarding the Committee’s Standing Motion and Claim Objection [D.I. 598] and the complaint contemplated therein.

1.42. Cure Obligation means all (a) amounts required to cure any monetary defaults, and (b) other obligations required to cure any non-monetary defaults, in each case under any Executory Contract or Unexpired Lease that is to be assumed or assumed and assigned by the Debtors pursuant to Section 9 hereof and sections 365 and 1123 of the Bankruptcy Code.

1.43. CVR means the contingent value rights of holders of DIP Facility Claims to receive contingent Cash payments pursuant to this Plan and the CVR Agreement.

1.44. CVR Agent means such Person as designated in the Plan Supplement by the Required DIP Lenders, which shall be the Liquidation Trustee or the GUC CVR Agent.

1.45. CVR Agreement means that certain Contingent Value Rights Agreement, dated as of the Effective Date, in form and substance acceptable to the DIP Lenders and the Debtors, in consultation with the Creditors’ Committee, a form of which shall be filed as part of the Plan Supplement.

1.46. D&O Policy means any insurance policy for, among others, directors, members, trustees, and officers liability (or any equivalents) maintained by the Debtors’ Estates, and all agreements, documents or instruments relating thereto, including any runoff policies or tail coverage.

1.47. Debtors means Clovis Oncology, Inc., Clovis Oncology UK Limited, and Clovis Oncology Ireland Limited.

1.48. DIP Agent means TOP IV Talents, LLC as administrative agent for the DIP Lenders and collateral agent for the DIP Secured Parties.

1.49. DIP Facility Claim means any DIP Obligations (as defined in the Final DIP Order) or other Claims of the DIP Agent and/or DIP Lenders arising under or related to the DIP Financing Agreement, Final DIP Order, or any other DIP Document (as defined in the Final DIP Order).

1.50. DIP Financing Agreement means that certain Secured Superpriority Debtor-in-Possession Financing Agreement, by and among the Debtors, the DIP Agent and the DIP Lenders, as the same may be modified, amended or supplemented from time to time, in accordance with the terms thereof.

1.51. DIP Financing Cash means funds borrowed under the DIP Financing Agreement in accordance with its terms remaining in the Estates on the Effective Date.

1.52. DIP Lender means, collectively, and as of the relevant time, those lenders that are party to the DIP Financing Agreement.

1.53. DIP Secured Parties means, collectively, the DIP Agent and the DIP Lenders.

1.54. Disallowed means a Claim against a Debtor, or any portion thereof, (i) that has been disallowed by a Final Order of the Bankruptcy Court, a settlement, or the Plan, (ii) that is listed in the Schedules at zero or as contingent, disputed, or unliquidated and as to which a Bar Date has been established but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or applicable law, or (iii) that is not listed in the Debtors’ Schedules and as to which a Bar Date has been established but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or under applicable law.

1.55. Disbursing Agent means an entity selected to make Distributions at the direction of the Liquidation Trustee, which may include the Claims Agent, the Liquidation Trustee, the Debtors, or the Wind-Down Estates.

1.56. Disclosure Statement means the disclosure statement relating to this Plan, as such disclosure statement may be amended, modified, or supplemented from time to time (including, without limitation, all exhibits and schedules thereto), in form and substance reasonably acceptable to the Required DIP Lenders and the Debtors, in consultation with the Creditors’ Committee.

1.57. Disputed means, with respect to a Claim, a Claim against a Debtor (i) neither Allowed nor Disallowed, or (ii) held by a Person or Entity against whom or which any of the Debtors, the Creditors’ Committee, the Liquidation Trust or the Liquidation Trustee has commenced a proceeding, including an objection to such Claim.

1.58. Disputed Claims Reserve means Liquidation Trust Assets allocable to Disputed Claims.

1.59. Distribution means payment or distribution of consideration to holders of Allowed Claims pursuant to this Plan in respect of the holder’s Allowed Claim.

1.60. Distribution Date means a date or dates, including the Initial Distribution Date, as determined by the Debtors or the Liquidation Trustee, as applicable, in accordance with the terms of the Plan, on which the Debtors or the Liquidation Trustee makes a Distribution to holders of Allowed Claims.

1.61. Distribution Record Date means the Effective Date of the Plan.

1.62. Effective Date means the date on which all conditions to the effectiveness of the Plan set forth in Section 10 hereof have been satisfied or waived in accordance with the terms of the Plan. A notice of the Effective Date shall be filed with the Bankruptcy Court within two business days after its occurrence.

1.63. Entity has the meaning set forth in section 101(15) of the Bankruptcy Code.

1.64. Equity Committee means the statutory committee of equity holders appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code on May 8, 2023 [Docket No. 684], as the same may be reconstituted from time to time.

1.65. Estate or Estates means individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

1.66. Exculpated Parties means collectively, and in each case in its capacity as such: (i) the Debtors; (ii) the Creditors’ Committee and the members of the Creditors’ Committee, (iii) the Equity Committee and the members of the Equity Committee, (iv) to the extent they are or are acting as Estate fiduciaries at any time between the Petition Date and the Effective Date, the current and former directors, officers, agents, members of management and other employees of the Debtors, respectively; and (v) to the extent they are or are acting as Estate fiduciaries at any time between the Petition Date and the Effective Date, the successors and assigns, subsidiaries, affiliates, members, partners, officers, directors, agents, attorneys, advisors, accountants, financial advisors, investment bankers, consultants, and other professionals, to the extent such parties are or were acting in such capacity of or for any of the Persons identified in (i) through (iv) above on or after the Petition Date.

1.67. Executory Contract means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

1.68. Existing Securities Law Claims means any Claim, whether or not the subject of an existing lawsuit: (a) arising from rescission of a purchase or sale of any debt or equity securities of any Debtor or an affiliate of any Debtor; (b) for damages arising from the purchase or sale of any such security; (c) for violations of the securities laws, misrepresentations, or any similar Claims, including, to the extent related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, any attorneys’ fees, other charges, or costs incurred on account of the foregoing Claims; or (d) reimbursement, contribution, or indemnification on account of any such Claim.

1.69. FAP Assets means the FAP Product and all assets of the Debtors related thereto.

1.70. FAP Liquidation Trust Assets means any Net FAP Proceeds received by the Liquidation Trust in connection with the FAP Sale Transaction after the Effective Date, solely to the extent the Remaining DIP Facility Claims have already been paid in full.

1.71. FAP Lockbox Account has the meaning set forth in Section 6.4(c) hereof.

1.72. FAP Product means (i) any product or product candidate being developed or commercialized under the 3BP Agreement (including but not limited to any product comprising FAP-2286, or any derivatives or analogs thereof), and (ii) any other product being developed or commercialized by the Debtors or any of their subsidiaries that binds to or modulates, directly or indirectly, whether through up-regulation, down-regulation, or otherwise, fibroblast activation protein.

1.73. FAP Stalking Horse APA means that certain Asset Purchase Agreement entered into by and among Clovis Oncology, Inc. and Novartis Innovative Therapies AG, dated December 11, 2022.

1.74. FAP Sale Transaction means the sale, disposition or other asset sale of all or any part of the FAP Assets.

1.75. Federal Judgment Rate means the federal judgment rate in effect as of the Effective Date.

1.76. Fee Claim means a Claim for professional services rendered or costs incurred on or after the Petition Date through the Effective Date by professional persons retained by the Debtors, the Creditors’ Committee, or any other official committee appointed in these Chapter 11 Cases pursuant to sections 327, 328, 329, 330, 331, 503(b) or 1103 of the Bankruptcy Code.

1.77. Final DIP Order means that certain Final Order (I) Authorizing the Debtors to Obtain Senior Secured Superpriority Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (IV) Granting Adequate Protection to the Prepetition Lenders, (V) Modifying Automatic Stay, and (VI) Granting Related Relief, entered by the Bankruptcy Court in the Chapter 11 Cases on January 24, 2023 [D.I. 256].

1.78. Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 has been or may be filed with respect to such order or judgment.

1.79. General Unsecured Claim means any unsecured nonpriority Claim against the Debtors, including any Prepetition Financing Deficiency Claims, other than Intercompany Claims or Unsecured Note Claims. General Unsecured Claims shall not include Claims that are not Allowed or are released, whether by operation of law or pursuant to order of the Bankruptcy Court, written release or settlement, the provisions of the Plan or otherwise.

1.80. Governmental Unit has the meaning set forth in section 101(27) of the Bankruptcy Code.

1.81. GUC CVR means the contingent value rights of holders of (i) Allowed Unsecured Note Claims, and (ii) Allowed U.S. General Unsecured Claims, in each case to receive contingent Cash payments pursuant to this Plan and the GUC CVR Agreement.

1.82. GUC CVR Agent means such Person as designated in the Plan Supplement by the Creditors’ Committee and acceptable to the Debtors, which may be the Liquidation Trustee.

1.83. GUC CVR Agreement means that certain Contingent Value Rights Agreement, dated as of the Effective Date, governing the GUC CVRs, in form and substance acceptable to the Creditors’ Committee and the Debtors, in consultation with the DIP Lenders, a form of which shall be filed as part of the Plan Supplement, and which may be included in the Liquidation Trust Agreement.

1.84. Impaired means, with respect to a Claim, Interest or Class of Claims or Interests, “impaired” within the meaning of section 1124 of the Bankruptcy Code.

1.85. Initial Distribution means the first Distribution that either the Debtors or the Liquidation Trustee, as applicable, makes to holders of Allowed Claims.

1.86. Initial Distribution Date means the date selected by the Debtors or the Liquidation Trustee, as applicable, on or as soon as reasonably practicable after the Effective Date, on which the Debtors or the Liquidation Trustee, as applicable, will make the Initial Distribution.

1.87. Insured Claim means any Claim or portion of a Claim that is, or may be, insured under any of the Debtors’ insurance policies.

1.88. Intercompany Claim means a Claim by a Debtor against another Debtor or a non-Debtor direct or indirect subsidiary or affiliate.

1.89. Intercompany Interest means an Interest held by a Debtor or a non-Debtor direct or indirect subsidiary or affiliate of a Debtor in another Debtor or a non-Debtor direct or indirect subsidiary or affiliate of a Debtor.

1.90. Interest means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, including all shares, common stock, preferred stock, or other instrument evidencing any fixed or contingent ownership interest in any Debtor, whether or not transferable, and any option, warrant, or other right, contractual or otherwise, to acquire any such interest in the Debtors, whether fully vested or vesting in the future, including, without limitation, equity or equity-based incentives, grants, or other instruments issued, granted or promised to be granted to current or former employees, directors, officers, or contractors of the Debtors, to acquire any such interests in the Debtors that existed immediately before the Effective Date.

1.91. Interest CVR means the nontransferable contingent value rights of holders of Interests to receive, to the extent applicable, contingent Cash payments pursuant to this Plan and the Liquidation Trust Agreement. The Interest CVRs, to the extent they are ever issued, will not be securities and will not be freely transferrable to other equity holders or third parties. For the avoidance of doubt, the Interest CVRs shall only be issued if all Allowed Claims in Classes 1, 2, 3, 4, and 5A are paid in full (including, to the extent applicable, postpetition and post-Effective Date interest at the Applicable Interest Rate) in accordance with this Plan and Liquidation Trust Agreement.

1.92. Interim Compensation Order means that certain Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals entered by the Bankruptcy Court in the Chapter 11 Cases on January 18, 2023 [D.I. 214].

1.93. Ireland General Unsecured Claim means any General Unsecured Claim against Debtor Clovis Oncology Ireland Limited.

1.94. Joint Bankruptcy Rule 9019 Motion means the Joint Motion of the Debtors and Creditors’ Committee to Approve Settlement Among the Debtors, the Prepetition Secured Parties and the Creditors’ Committee Pursuant to 11 U.S.C. § 105(a) and Fed. R. Bankr. P. 9019 [D.I. 861].

1.95. Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.96. Liquidation Trust means that certain trust established pursuant to Section 6.4 hereof and the Liquidation Trust Agreement to, among other things, hold the Liquidation Trust Assets, make Distributions to holders of Allowed Claims pursuant to this Plan and wind-down the Debtors’ estates after the Effective Date.

1.97. Liquidation Trust Agreement means the trust agreement governing the Liquidation Trust, which shall be in form and substance reasonably acceptable to the Debtors, the Liquidation Trustee, the Required DIP Lenders, and the Creditors’ Committee, in consultation with the Equity Committee, and shall be filed with the Plan Supplement; provided that if the Creditors’ Committee Challenge and Claim Objection is granted in whole, the Liquidation Trust Agreement shall be in form and substance reasonably acceptable to the Creditors’ Committee, in consultation with the Equity Committee, and solely with respect to provisions concerning the CVRs, the Required DIP Lenders.

1.98. Liquidation Trust Assets means (i) all remaining assets of each of the Debtors that have not been sold or abandoned prior to the Effective Date following payment of (or establishment of appropriate reserves for) all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Fee Claims, Allowed Other Priority Claims, Allowed Other Secured Claims, U.S. Trustee Fees and the Wind-Down Budget, (ii) the FAP Liquidation Trust Assets, (iii) the Rubraca Liquidation Trust Assets, (iv) all assets recovered by the Liquidation Trustee on behalf of the Liquidation Trust on or after the Effective Date through enforcement, resolution, settlement, collection, return, or otherwise, (v) all Causes of Action, other than those expressly waived and/or released pursuant to this Plan, and (vi) any proceeds resulting from the Liquidation Trustee’s investment of the Liquidating Trust Assets on or after the Effective Date owned by the Debtors on the Effective Date; provided that Avoidance Actions shall be waived and shall not be deemed Liquidation Trust Assets. For the avoidance of doubt, Avoidance Actions shall not be Liquidation Trust Assets.

1.99. Liquidation Trust Beneficiaries shall mean holders of (i) the CVRs, (ii) the GUC CVRs, and (iii) to the extent applicable, the Interest CVRs.

1.100. Liquidation Trust Board means the board that shall oversee the Liquidation Trust in accordance with the Liquidation Trust Agreement and the Plan, the initial composition of which shall consist of four members designated as follows, in each case reasonably acceptable to the Debtors: (i) one member nominated by the Required DIP Lenders, (ii) two members nominated by the Creditors’ Committee, and (iii) one non-voting observing member nominated by the Equity Committee; provided that, the member nominated by the Equity Committee shall have an observational role only. The identities of the initial members of the Liquidation Trust Board, to the extent known, shall be identified in the Plan Supplement. For the avoidance of doubt, the observing board member nominated by the Equity Committee shall have the same access to and right to review information as is afforded to the other members of the Liquidation Trust Board.

1.101. Liquidation Trust Expenses means any and all reasonable fees, costs and expenses incurred by the Liquidation Trust or the Liquidation Trustee (or any professional or other Person retained by the Liquidation Trustee) on or after the Effective Date in connection with any of their duties under the Plan and the Liquidation Trust Agreement, including any administrative fees, attorneys’ fees and expenses, insurance fees, taxes and escrow expenses; provided, however, that such fees, costs and expenses are consistent with the Wind-Down Budget.

1.102. Liquidation Trustee means such Person as designated in the Plan Supplement selected by the Creditors’ Committee and reasonably acceptable to the Debtors and the Required DIP Lenders; provided that the Equity Committee shall have the opportunity to interview the Liquidation Trustee prior to the Confirmation Hearing.

1.103. Net FAP Proceeds2 means (a) with respect to any FAP Sale Transaction, an amount equal to: (i) all Cash payments and other proceeds received by the Debtors from such transaction, minus (ii) (A) any bona fide reasonable and documented costs or expenses (including customary (w) legal, accounting and investment banking fees and expenses, (x) filing fees, (y) finder’s fees, (z) success fees and any other similar customary fees) incurred in connection with or directly as a result of such Asset Sale, (B) in the case of any Asset Sale of the FAP Product pursuant to a FAP Sale Transaction that constitutes an Alternative Transaction any portion of the proceeds thereof that is necessary to pay the FAP Break-Up Fee and/or the FAP Expense Reimbursement, in each case, in accordance with the FAP Approved Stalking Horse APA, and (C) the amount of taxes payable (after taking into account any available tax credits or deductions) (notwithstanding the commencement of the Chapter 11 Cases) in connection with or directly as a result of such Asset Sale, if and to the extent that the failure to pay such taxes could give rise to a (1) Lien that would have priority over all Liens securing the Obligations and the Prepetition Obligations or (2) claim of a governmental unit of the kind entitled to priority of payment or administrative expense claim as specified in sections 502(i), 507(a)(8), 503(b) or 507(b) of the Bankruptcy Code, and (b) with respect to any insurance, condemnation, taking or other casualty proceeds with respect to the FAP Assets, an amount equal to: (i) any Cash payments and other proceeds received by the Debtors (A) under any casualty or business interruption insurance policies in respect of any covered loss thereunder, or (B) as a result of the condemnation or taking of any assets of the Debtors by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) any actual reasonable and documented out-of-pocket costs or expenses incurred by the Debtors in connection with the adjustment or settlement of any claims of the Debtors in respect thereof to the extent paid to a Person that is not an Affiliate of the Debtors.

[2]

Any terms used in the definition of “Net FAP Proceeds” but not defined shall have the meaning given to them in the DIP Financing Agreement [D.I. 256], which may be accessed at the Debtors’ restructuring website maintained by Kroll Restructuring Administration LLC at https://cases.ra.kroll.com/Clovis/.

1.104. Net Rubraca Proceeds3 means (a) with respect to any Rubraca Sale Transaction, an amount equal to: (i) all Cash payments and other proceeds received by the Debtors from such Asset Sale, minus (ii) (A) any bona fide reasonable and documented costs or expenses (including customary (w) legal, accounting and investment banking fees and expenses, (x) filing fees, (y) finder’s fees, (z) success fees and any other similar customary fees) incurred in connection with or directly as a result of such Asset Sale, and (B) the amount of taxes payable (after taking into account any available tax credits or deductions) (notwithstanding the commencement of the Chapter 11 Cases) in connection with or directly as a result of such Asset Sale, if and to the extent that the failure to pay such taxes could give rise to a (1) Lien that would have priority over all Liens securing the Obligations and the Prepetition Obligations or (2) claim of a governmental unit of the kind entitled to priority of payment or administrative expense claim as specified in sections 502(i), 507(a)(8), 503(b) or 507(b) of the Bankruptcy Code, and (b) with respect to any insurance, condemnation, taking or other casualty proceeds with respect to the Rubraca Assets, an amount equal to: (i) any Cash payments and other proceeds received by the Debtors or any of their Subsidiaries (A) under any casualty or business interruption insurance policies in respect of any covered loss thereunder, or (B) as a result of the condemnation or taking of any assets of the Debtors by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) any actual reasonable and documented out-of-pocket costs or expenses incurred by the Debtors in connection with the adjustment or settlement of any claims of the Debtors in respect thereof to the extent paid to a Person that is not an Affiliate of the Debtors.

1.105. Notes Indentures means, collectively, the (a) 2024 Convertible Senior Notes (2019 Issuance) Indenture; (b) 2024 Convertible Senior Notes (2020 Issuance) Indenture; and (c) 2025 Convertible Senior Notes Indenture.

1.106. Notes Trustee means The Bank of New York Mellon Trust Company, N.A., as trustee, under each of the Notes Indentures.

1.107. Notes Trustee Charging Lien means any lien or priority of payment to which the Notes Trustee is entitled under the Notes Indentures against distributions to be made to holders of Unsecured Notes Claims for payment of all reasonable compensation, fees, expenses, and disbursements, including, without limitation, attorneys’ and agents’ fees, expenses and disbursements, incurred by the Notes Trustee under the Notes Indentures whether before or after the Petition Date or the Effective Date.

1.108. Notes Trustee Fees means all reasonable compensation, fees, expenses, and disbursements, including, without limitation, attorneys’ and agents’ fees, expenses and disbursements, incurred by the Notes Trustee under the Notes Indentures after the Petition Date through and including the Effective Date.

[3]	Any terms used in the definition of “Net Rubraca Proceeds” but not defined shall have the meaning given to them in the DIP Financing Agreement.

1.109. Other Priority Claim means any Claim against any of the Debtors entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim, a Fee Claim or a Priority Tax Claim.

1.110. Other Secured Claim means any Secured Claim against a Debtor other than a Prepetition Financing Claim or a DIP Facility Claim.

1.111. Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, Governmental Unit or other entity.

1.112. Petition Date means December 11, 2022.

1.113. Plan means this joint chapter 11 plan, including the exhibits hereto, as the same may be amended or modified from time to time in accordance with Section 9.4 herein.

1.114. Plan Settlement means the settlement of the Creditors’ Committee Challenge and Claim Objection as set forth in this Plan.

1.115. Plan Supplement means the compilation of documents and forms of documents, schedules and exhibits to be filed no later than seven (7) calendar days prior to the deadline for voting on this Plan, containing draft forms, signed copies or summaries of material terms, as the case may be, of (i) the Liquidation Trust Agreement; (ii) the identity of the Liquidation Trustee; (iii) the identities of the Liquidation Trust Board; (iv) the Assumption Schedule; and (v) any other document necessary or appropriate to implement the Plan, as each document may be amended from time to time in accordance with their terms; provided, that unless consent rights are otherwise expressly set forth in this Plan, each of the documents in the Plan Supplement (whether or not set forth above), including any alternation, restatement, modification or replacement thereto, shall be in form and substance reasonably acceptable to the Debtors and the Required DIP Lenders, in consultation with the Creditors’ Committee.

1.116. Prepetition Financing Agent means TOP IV SPV GP, LLC, as administrative agent for the Prepetition Lenders and collateral agent for the Prepetition Secured Parties.

1.117. Prepetition Financing Agreement means that certain financing agreement, dated as of May 1, 2019 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the Petition Date), among, Clovis Oncology, Inc. as borrower and certain of its subsidiaries as guarantors, the Prepetition Financing Agent, and the lenders from time to time party thereto.

1.118. Prepetition Financing Claim means any Claim arising in connection with the Prepetition Financing Agreement, including any Prepetition Financing Obligations (as defined in the Final DIP Order).

1.119. Prepetition Financing Deficiency Claims means any Allowed Prepetition Financing Claim to the extent such Claim is not paid in full in Cash on or after the Effective Date on account of the Net Rubraca Proceeds and Rubraca Cash, which Claim shall be treated in accordance with Class 5A hereof.

1.120. Prepetition Lenders means the lenders, in their capacities as such, from time to time, party to the Prepetition Financing Agreement.

1.121. Prepetition Secured Parties means collectively, (a) the Prepetition Financing Agent and (b) the Prepetition Lenders.

1.122. Priority Tax Claim means any Secured Claim or unsecured Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.123. Pro Rata Share means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims within such Class.

1.124. Product NDA means any Regulatory Approval for any Product in any country of the world (including but not limited to the FDA-approved NDA for the Rubraca Product in the United States, identified as NDA 209115), together with all amendments and supplemental applications to such NDA.

1.125. Professional means a Person retained in the Chapter 11 Cases pursuant to and in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered and expenses incurred pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code.

1.126. Professional Fees Account shall have the meaning ascribed to such term in the Final DIP Order.

1.127. Proof of Claim means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

1.128. Related Parties has the meaning set forth in the definition of “Released Party”.

1.129. Released Parties means collectively, and in each case, solely in their respective capacities as such: (i) the Debtors; (ii) the current and former directors, officers, agents, members of management and other employees of the Debtors; (iii) the Wind-Down Estates; (iv) the Creditors’ Committee and the members of the Creditors’ Committee; (v) the Equity Committee and the members of the Equity Committee, (vi) the DIP Lender; (vii) the DIP Agent; (viii) the Prepetition Secured Parties; (ix) with respect to any Person or Entity in the foregoing clauses (i) through (viii), the predecessors, successors and assigns, subsidiaries, affiliates, members, partners, officers, directors, agents, attorneys, advisors, accountants, financial advisors, investment bankers, consultants, and other professionals (collectively, the “Related Parties”) solely in their capacity as such.

1.130. Releasing Parties means collectively, and in each case, solely in their respective capacities as such: (i) the Released Parties; (ii) all holders of Claims and Interests that are deemed to accept this Plan; (iii) all holders of Claims who (a) vote to accept or reject the Plan or (b) abstains from voting and, in the case of either (a) or (b), does not opt out of the voluntary release contained in Section 11.5 of the Plan by checking the “opt out” box on the ballot, and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan; (iv) holders of Claims or Interests that are deemed to reject this Plan and do not opt out of the voluntary release contained in Section 11.5 of the Plan by checking the “opt out” box on the Opt-Out Election Form and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases contained in the Plan; and (v) with respect to any Person or entity in the foregoing clauses (i) through (iv), the Related Party of such Person or Entity solely in their capacity as such (provided that with respect to any Related Party identified herein, each such Person constitutes a Releasing Party under this clause solely with respect to derivative claims that such Related Party could have properly asserted on behalf of a Person identified in clauses (i) through (iv) of the definition of Releasing Parties).

1.131. Remaining DIP Facility Claims means any outstanding Allowed DIP Facility Claims that may exist after payment of the Upfront FAP Payment or the DIP Financing Cash.

1.132. Required DIP Lenders means, at any time, the DIP Lenders holding, in the aggregate, not less than 50.1% of the aggregate outstanding principal amount of the DIP Loans (as defined in the Final DIP Order).

1.133. Rubraca Assets means the Rubraca Product and all other assets of the Debtors related thereto.

1.134. Rubraca Cash means cash collateral, as such term is defined in section 363(a) of the Bankruptcy Code, of the Prepetition Secured Parties.

1.135. Rubraca Liquidation Trust Assets means any Net Rubraca Proceeds received by the Liquidation Trust in connection with the Rubraca Sale Transaction, solely to the extent all Allowed Prepetition Financing Claims have already been paid in full.

1.136. Rubraca Lockbox Account has the meaning set forth in Section 6.4(c) hereof.

1.137. Rubraca Product means any product containing rucaparib, whether as its sole active ingredient or in combination with one or more other active ingredients, including the rucaparib camsylate product Commercialized in the United States as of the Effective Date under the brand name “Rubraca®”, as identified in the Product NDA in the United States, and all polymorphs, isomers, prodrugs, metabolites, esters, salts and any other forms, formulations or methods of delivery thereof Commercialized in any country of the world under any brand name or as a generic product by or on behalf of the Debtors, any of its subsidiaries or any of its or their respective licensees.

1.138. Rubraca Sale Transaction means the sale, disposition, or other asset sale of all or any part of the Rubraca Assets.

1.139. Sale Order means the orders of the Bankruptcy Court approving the Sale Transactions [D.I. 502, 582].

1.140. Sale Transactions means, collectively, the Rubraca Sale Transaction and the FAP Sale Transaction.

1.141. Schedules means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended from time to time.

1.142. Secured Claim means a Claim to the extent, under applicable non-bankruptcy law, it is (i) secured by property of the Estate, the amount of which is equal to or less than the value of such property (A) as agreed to by the holder of such Claim and the Debtors, upon notice or opportunity to object, or (B) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

1.143. Segregated Cure Costs has the meaning set forth in Section 6.4(c) hereof.

1.144. Tax Code means the Internal Revenue Code of 1986, as amended from time to time.

1.145. U.K. General Unsecured Claim means any General Unsecured Claim against Debtor Clovis Oncology UK Limited.

1.146. U.S. General Unsecured Claim means any General Unsecured Claim against Debtor Clovis Oncology, Inc. Each Allowed U.S. General Unsecured Claim shall be in an amount equal to (i) the Allowed amount outstanding under the applicable U.S. General Unsecured Claim on the Petition Date, and (ii) to the extent that the holder of such U.S. General Unsecured Claim receives the full amounts described in the foregoing clause (i) as part of its recovery pursuant to the GUC CVRs, postpetition and post-Effective Date interest at the Applicable Interest Rate, computed daily from the Petition Date through the applicable Distribution Date.

1.147. Unsecured Notes means, collectively, the (a) 2024 Convertible Senior Notes (2019 Issuance); (b) 2024 Convertible Senior Notes (2020 Issuance); and (c) 2025 Convertible Senior Notes.

1.148. Unsecured Notes Claim means any Claim arising in connection with the Notes Indentures. For the avoidance of doubt, each Unsecured Notes Claim shall be deemed Allowed as of the Effective Date in an amount equal to (i) the principal amount outstanding under the applicable Unsecured Notes on the Petition Date, including, without limitation, any accrued interest and fees paid (or payable) in kind through such date, (ii) all interest accrued and unpaid as of the Petition Date, and (iii) to the extent that the holder of such Unsecured Notes Claim receives the full amounts described in the foregoing clauses (i) and (ii) as part of its recovery pursuant to the GUC CVRs, postpetition and post-Effective Date interest at the Applicable Interest Rate on the amounts set forth in clauses (i) and (ii) above, computed daily from the Petition Date through the applicable Distribution Date.

1.149. Upfront FAP Payment means the Distributions made to holders of Allowed DIP Facility Claims on account of the Net FAP Proceeds received by the Debtors on or prior to the Effective Date.

1.150. U.S. Trustee means the United States Trustee for Region 3.

1.151. U.S. Trustee Fees means fees arising under 28 U.S.C. § 1930(a)(6), and accrued interest thereon arising under 31 U.S.C. § 3717.

1.152. Unexpired Lease means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

1.153. Unimpaired means, with respect to a Claim, Interest or Class of Claims or Interests, not “impaired” within the meaning of section 1123(a)(4) and 1124 of the Bankruptcy Code.

1.154. Wind-Down Budget means the budget attached to the Liquidation Trust Agreement, which shall be reasonably acceptable to the Debtors and the Required DIP Lenders, in consultation with the Creditors’ Committee, and which shall provide for the distributions required to be made under the Plan and to pay expenses and costs of administering the Wind-Down Estates.

1.155. Wind-Down Estate means the Estate of each Debtor after the Effective Date.

1.156. Wind-Down Reserve means a cash reserve sufficient to fund the Liquidation Trust’s activities pursuant to the Wind-Down Budget.

B.	Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan, as the same may be amended, waived or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained therein. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (iii) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto; (iv) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (v) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

C.	Controlling Document.

In the event of an inconsistency between the Plan and any other document, the terms of the Plan shall control (unless stated otherwise in such other document). The provisions of the Plan and the Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided that, if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order or the Liquidation Trust Agreement that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order or the Liquidation Trust Agreement, as applicable, shall govern and any such provision of the Confirmation Order or the Liquidation Trust Agreement, as applicable, shall be deemed a modification of the Plan and shall control and take precedence.

SECTION 2. ADMINISTRATIVE EXPENSE, FEE CLAIMS, DIP FACILITY CLAIMS, PRIORITY TAX CLAIMS, U.S. TRUSTEE FEES, AND ADEQUATE PROTECTION CLAIMS.

2.1 Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim and the Debtors or the Liquidation Trustee agree to different treatment, and subject to Section 2.3 hereof, the Debtors (or the Liquidation Trustee, as the case may be) shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim on, or as soon thereafter as is reasonably practicable, the later of (i) forty five (45) calendar days after the Effective Date (or as soon as reasonably practicable thereafter) and (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim is Allowed.

Holders of Administrative Expense Claims that were required to file and serve a request for payment of such Administrative Expense Claims and that did not file and serve such a request by the Administrative Expense Claims Bar Date may be forever barred, estopped, and enjoined from asserting such Administrative Expense Claims against the Debtors or their property, or the Liquidation Trust or the Liquidation Trust Assets. The Debtors or the Liquidation Trustee, as applicable, may file and serve objections to Administrative Expense Claims on or before the Claims Objection Bar Date.

2.2 Time for Filing Administrative Expense Claims.

The Holder of an Administrative Expense Claim, other than:

(i) a Fee Claim;

(ii) an Administrative Expense Claim that has been allowed on or before the Effective Date;

(iii) a 503(b)(9) Claim;

(iv) any Claim, to the extent not previously paid, for the reasonable and documented out-of-pocket fees, expenses, costs and other charges incurred by the DIP Lenders or Prepetition Lenders, the Debtors’ payment of which is provided for in the Final DIP Order and this Plan, which Claim shall be Allowed on the Effective Date;

(v) an Administrative Expense Claim for an expense or liability incurred prior to the Effective Date in the ordinary course of business;

(vi) an Administrative Expense Claim on account of fees and expenses incurred on or after the Petition Date but before the Effective Date by ordinary course professionals retained by the Debtors pursuant to an order of the Bankruptcy Court;

(vii) an Administrative Expense Claim arising, in the ordinary course of business, out of the employment by one or more Debtors of an individual from and after the Petition Date but before the Effective Date, but only to the extent that such Administrative Expense Claim is solely for outstanding wages, commissions, accrued benefits, or reimbursement of business expenses;

(viii) U.S. Trustee Fees; or

(ix) an Intercompany Claim,

must file with the Bankruptcy Court and on the Debtors, the Liquidation Trustee, the Claims Agent, and the United States Trustee, proof of such Administrative Expense Claim so as to be received by 5:00 p.m. prevailing Eastern time on the Administrative Expense Claim Bar Date. Such proof of Administrative Expense Claim must include at a minimum: (i) the name of the applicable Debtor that is purported to be liable for the Administrative Expenses Claim; (ii) the name of the holder of the Administrative Expense Claim; (iii) the amount of the Administrative Expense Claim; (iv) the basis of the Administrative Expense Claim; and (v) supporting documentation for the Administrative Expense Claim. FAILURE TO FILE AND SERVE SUCH PROOF OF ADMINISTRATIVE EXPENSE CLAIM TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE EXPENSE CLAIM BEING FOREVER BARRED AND RELEASED.

2.3 Fee Claims.

(a) Professional Fees Account. No later than five (5) days after the Effective Date, the Debtors shall be authorized to transfer custody of the Professional Fees Account to the Liquidation Trust, and the Debtors or the Liquidation Trustee shall fund the Professional Fees Account. Fee Claims shall be paid in Cash from funds held in the Professional Fees Account when such Claims are Allowed by a Final Order of the Bankruptcy Court. Neither the Debtors’ nor the Liquidation Trust’s obligations to pay Fee Claims shall be limited nor be deemed limited to funds held in the Professional Fees Account.

(b) Estimation of Fee Claims. No later than five (5) days before the anticipated Effective Date, Professionals shall provide a good faith estimate of their Fee Claims projected to be outstanding as of the Effective Date and shall deliver such estimate to the Debtors. Such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may, after consulting with the Creditors’ Committee, estimate the unbilled fees and expenses of such Professional. The total amount so estimated shall be utilized by the Debtors to determine the amount to be funded to the Professional Fees Account. The Debtors or the Liquidation Trustee shall use Cash on hand to increase the amount of the Professional Fees Account to the extent fee applications are filed after the Effective Date in excess of the amount held in the Professional Fees Account based on such estimates.

(c) Payment of Fee Claims. All entities seeking an award by the Bankruptcy Court of Fee Claims (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, and (ii) shall be paid in full from the Professional Fees Account in such amounts as are Allowed by the Bankruptcy Court (A) in accordance with the Interim Compensation Order, (B) upon the later of the Effective Date and the date upon which the order relating to any such Allowed Fee Claim is entered or (C) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors or the Liquidation Trustee, as applicable. Notwithstanding anything to the contrary in the Interim Compensation Order, Professionals shall only be required to file a final fee application and do not need to file an interim fee application. Objections to such Fee Claims, if any, must be filed and served no later than twenty (20) calendar days after the filing of such fee application or such other date as established by the Bankruptcy Court.

The Liquidation Trustee is authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval in accordance with the Wind-Down Budget. When all Allowed Fee Claims have been paid in full, any remaining amount in the Professional Fees Account shall promptly be released from such escrow and revert to, and ownership thereof shall vest in, the Liquidation Trust without any further action or order of the Bankruptcy Court.

(d) Professional Fees Account Not Property of the Liquidation Trust. Until payment in full of all Allowed Fee Claims, funds held in the Professional Fees Account shall not be considered Liquidation Trust Assets or otherwise property of the Liquidation Trust, the Debtors, or their Estates. The Professional Fees Account shall be treated as a trust account for the benefit of holders of Fee Claims and for no other parties until all Allowed Fee Claims have been paid in full in Cash. No other Liens, claims, or interests shall encumber the Professional Fees Account or Cash held in the Professional Fees Account in any way.

2.4 Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors or the Liquidation Trustee, as applicable, (i) Cash in an amount equal to such Allowed Priority Tax Claim on the later of (a) forty five (45) calendar days after the Effective Date (or as soon as reasonably practicable thereafter), (b) the first Business Day after the date that is thirty (30) days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, and (c) the date such Allowed Priority Tax Claim is due and payable in the ordinary course, or as soon thereafter as is reasonably practicable, or (b) equal annual Cash payments in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date. The holders of Allowed Priority Tax Claims shall retain their tax liens on their collateral to the same validity, extent and priority as existed on the Petition Date until all validly determined taxes and related interest, penalties, and fees (if any) have been paid in full. To the extent a holder of an Allowed Priority Tax Claim is not paid in the ordinary course of business, payment of the Allowed Priority Tax Claim shall include interest through the date of payment at the applicable state statutory rate, as set forth in sections 506(b), 511, and 1129 of the Bankruptcy Code.

2.5 DIP Facility Claims

On the Effective Date, each holder of an Allowed DIP Facility Claim shall receive its Pro Rata Share of the Upfront FAP Payment and DIP Financing Cash in accordance with Section 6.4(c) hereof. To the extent the Upfront FAP Payment and DIP Financing Cash are insufficient to satisfy in full all Allowed DIP Facility Claims on the Effective Date, any Remaining DIP Facility Claims shall, in full and final satisfaction of such Remaining DIP Facility Claims, be converted on a dollar-for-dollar basis into CVRs in accordance with this Plan and the CVR Agreement. In accordance with the Final DIP Order, the CVR Agreement and this Plan, the CVRs shall not accrue any interest or be entitled to any premium, and shall be entitled to, on a first priority basis over any other rights that may exist, the Net FAP Proceeds until repaid in full in Cash. For the avoidance of doubt, the Net FAP Proceeds shall first be paid to the CVRs until the DIP Facility Claims are paid in full and, following satisfaction in full of the DIP Facility Claims, all Net FAP Proceeds realized and received by the Debtors or the Liquidation Trustee after the Effective Date shall be transferred to the Liquidation Trust for the benefit of the Liquidation Trust Beneficiaries.

2.6 U.S. Trustee Fees

All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code (“Quarterly Fees”) prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, any and all Quarterly Fees shall be paid when due and payable. The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Liquidating Trustee and each of the Wind-Down Estates shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Each and every one of the Debtors, the Wind-Down Estates and the Liquidating Trustee shall remain obligated to pay Quarterly Fees to the Office of the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed or converted to a case under Chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Administrative Claim in the case, and shall not be treated as providing any release under the Plan with respect to payment of the Quarterly Fees.

2.7 Adequate Protection Claims

Allowed Adequate Protection Claims are entitled to administrative expense priority status senior to all Administrative Expense Claims, in accordance with the Final DIP Order, subject and subordinate to (i) the Carve-Out (as such term is defined in the Final DIP Order) and (ii) the DIP Superpriority Claims (as such term is defined in the Final DIP Order). Allowed Adequate Protection Claims shall be indefeasibly paid in full in Cash on the Effective Date or as otherwise may be agreed to by the Debtors and the DIP Agent.

SECTION 3. CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1 Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under this Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

3.2 Formation of Debtor Groups for Convenience Only.

This Plan (including, but not limited to, Section 2 and Section 3 of the Plan) groups the Debtors together solely for the purpose of describing treatment under this Plan, confirmation of this Plan, and Distributions to be made in respect of Claims against and Interests in the Debtors under this Plan. Except as provided in Section 6 of the Plan, such groupings shall not affect each Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets.

3.3 Summary of Classification.

The following table designates the Classes of Claims against and Interests in each of the Debtors and specifies which of those Classes are (i) Impaired or Unimpaired by the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code and (iii) deemed to reject the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in this Section 3. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Section 3.5.

Class	Designation	Treatment	Entitled to Vote
1	Prepetition Financing Claims	Impaired	Yes
2	Other Priority Claims	Unimpaired	No (Presumed to accept)
3	Other Secured Claims	Unimpaired	No (Presumed to accept)

Class	Designation	Treatment	Entitled to Vote
4	Unsecured Note Claims	Impaired	Yes
5A	U.S. General Unsecured Claims	Impaired	Yes
5B	U.K. General Unsecured Claims	Impaired	No (Deemed to reject)
5C	Ireland General Unsecured Claims	Impaired	No (Deemed to reject)
6	Existing Securities Law Claims	Impaired	No (Deemed to reject)
7	Interests	Impaired	No (Deemed to reject)
8A	Intercompany Claims	Impaired	No (Deemed to reject)
8B	Intercompany Interests	Impaired	No (Deemed to reject)

3.4 Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Liquidation Trustee, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

SECTION 4. TREATMENT OF CLAIMS AND INTERESTS.

4.1 Prepetition Financing Claims (Class 1).

(a) Classification: Class 1 consists of Allowed Prepetition Financing Claims against the Debtors.

(b) Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, each holder of an Allowed Prepetition Financing Claim shall receive its Pro Rata Share of the Net Rubraca Proceeds and Rubraca Cash in accordance with the Final DIP Order and Section 6.4(c) hereof.

(c) Allowance: The Prepetition Financing Claims shall be Allowed on the Effective Date in the aggregate amount of $346,993,966.77.

(d) Prepetition Financing Deficiency Claims. To the extent any Allowed Prepetition Financing Claim is not paid in full in Cash on or after the Effective Date on account of the Net Rubraca Proceeds and Rubraca Cash, the remaining portion of such Allowed Prepetition Financing Claim shall be treated for all purposes under this Plan as Allowed Prepetition Financing Deficiency Claims in accordance with Class 5A hereof. In connection with the Plan Settlement as set forth in Section 11.2(c) of this Plan, 30% of the recoveries otherwise distributable on account of any Allowed Prepetition Financing Deficiency Claims shall be deemed Liquidation Trust Assets and shall instead be distributed to the holders of GUC CVRs, other than holders of Allowed Prepetition Financing Deficiency Claims, or, if all Allowed Claims in Classes 1, 2, 3, 4, and 5A are repaid in full as set forth in this Plan, holders of the Interest CVRs.

(e) Voting: Class 1 is Impaired, and each holder of a Prepetition Financing Claim is entitled to vote to accept or reject the Plan.

4.2 Other Priority Claims (Class 2).

(a) Classification: Class 2 consists of Allowed Other Priority Claims against the Debtors.

(b) Treatment: Except to the extent that a holder of an Allowed Other Priority Claim against any of the Debtors has agreed to less favorable treatment of such Claim, each such holder shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Claim, payable on the later of (i) forty five (45) calendar days after the Effective Date (or as soon as reasonably practicable thereafter) and (ii) the first Business Day after thirty (30) days from the date on which such Other Priority Claim becomes an Allowed Priority Claim, or as soon as reasonably practical thereafter.

(c) Voting: Class 2 is Unimpaired, and the holders of Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Other Priority Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to Other Priority Claims.

4.3 Other Secured Claims (Class 3).

(a) Classification: Class 3 consists of the Other Secured Claims.

(b) Treatment: Except to the extent that a holder of an Allowed Other Secured Claim against any of the Debtors has agreed to less favorable treatment of such Claim, each such holder shall receive, at the option of the Debtors or the Liquidation Trustee, (i) payment in full in Cash in full and final satisfaction of such Claim, payable on the later of (A) forty five (45) calendar days after the Effective Date (or as soon as reasonably practicable thereafter) and (B) the first Business Day after thirty (30) days from the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, or as soon as reasonably practical thereafter, (ii) delivery of the collateral securing such Allowed Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code, or (iii) such other treatment necessary to satisfy section 1129 of the Bankruptcy Code.

(c) Voting: Class 3 is Unimpaired, and the holders of Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Other Secured Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to Other Secured Claims.

4.4 Unsecured Note Claims (Class 4).

(a) Classification: Class 4 consists of Unsecured Note Claims against the Debtors.

(b) Treatment: Each holder of an Allowed Unsecured Note Claim shall receive in full satisfaction, settlement, and release of, and in exchange for such Allowed Unsecured Note Claim its Pro Rata Share (measured by reference to the aggregate amount of Allowed Claims in Classes 4 and 5A) of the GUC CVRs.

(c) Voting: Class 4 is Impaired, and the holders of Unsecured Note Claims are entitled to vote to accept or reject the Plan.

4.5 U.S. General Unsecured Claims (Class 5A).

(a) Classification: Class 5A consists of U.S. General Unsecured Claims against the Debtor Clovis Oncology, Inc.

(b) Treatment: Each holder of an Allowed U.S. General Unsecured Claim shall receive in full satisfaction, settlement, and release of, and in exchange for such Allowed General Unsecured Claim the Pro Rata Share (measured by reference to the aggregate amount of Allowed Claims in Classes 4 and 5A) of the GUC CVRs; provided that 30% of any recoveries otherwise distributable on account of the Allowed Prepetition Financing Deficiency Claims shall be deemed waived by the holders of such Allowed Prepetition Financing Deficiency Claims and shall instead be deemed a Liquidation Trust Asset that shall be distributed to the other holders of the GUC CVRs, other than the holders of Allowed Prepetition Financing Deficiency Claims, or, if all Allowed Claims in Classes 1, 2, 3, 4, and 5A are repaid in full, holders of the Interest CVRs.

(c) Voting: Class 5A is Impaired, and the holders of U.S. General Unsecured Claims are entitled to vote to accept or reject the Plan.

4.6 U.K. General Unsecured Claims (Class 5B)

(a) Classification: Class 5B consists of U.K. General Unsecured Claims against Debtor Clovis Oncology UK Limited.

(b) Treatment: Each holder of a U.K. General Unsecured Claim shall not receive or retain any distribution under the Plan on account of such U.K. General Unsecured Claim.

(c) Voting: Class 5B is Impaired, and the holders of U.K. General Unsecured Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the holders of U.K. General Unsecured Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Claims.

4.7 Ireland General Unsecured Claims (Class 5C)

(a) Classification: Class 5C consists of Ireland General Unsecured Claims against Debtor Clovis Oncology Ireland Limited.

(b) Treatment: Each holder of an Ireland General Unsecured Claim shall not receive or retain any distribution under the Plan on account of such Ireland General Unsecured Claim.

(c) Voting: Class 5C is Impaired, and the holders of Ireland General Unsecured Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the holders of Ireland General Unsecured Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Claims.

4.8 Existing Securities Law Claims (Class 6).

(a) Classification: Class 6 consists of Existing Securities Law Claims against the Debtors.

(b) Treatment: Holders of Existing Securities Law Claims shall not receive or retain any distribution under the Plan on account of such Existing Securities Law Claims.

(c) Voting: Class 6 is Impaired, and the holders of Existing Securities Law Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the holders of Existing Securities Law Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Claims.

4.9 Interests (Class 7).

(a) Classification: Class 7 consists of Interests in the Debtors.

(b) Treatment: Interests shall be extinguished, cancelled and released on the Effective Date. In the event that there is in excess of $250,000 of value remaining in the Liquidation Trust Assets following payment in full of all Allowed Claims in Classes 1, 2, 3, 4, and 5A, the Liquidation Trustee may, in the Liquidation Trustee’s reasonable judgment, issue the Interest CVRs, and holders of Interests as of April 18, 2023 shall be entitled to receive their Pro Rata Share of any such Interest CVRs.4

(c) Voting: Class 7 is Impaired, and the holders of Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the holders of Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Interests.

4.10 Intercompany Claims and Intercompany Interests (Class 8A and Class 8B).

(a) Classification: Classes 8A and 8B consist of Intercompany Claims against and Intercompany Interests in the Debtors.

[4]

For the avoidance of doubt, the Debtors do not anticipate Classes 1, 4, and 5A to be repaid in full, and therefore do not expect that Interests shall receive any Distribution on account of such Interests.

(b) Treatment: On or after the Effective Date, all Allowed Intercompany Claims and Intercompany Interests shall be adjusted, continued, settled, reinstated, discharged, or eliminated, in each case to the extent determined to be appropriate by the Debtors or the Liquidation Trustee (as applicable), with the prior consent of the Prepetition Financing Agent.

(c) Voting: Classes 8A and 8B are Impaired, and the holders of Intercompany Claims and Intercompany Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the holders of Intercompany Claims and Intercompany Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Claims or Interests.

SECTION 5. ACCEPTANCE OR REJECTION OF THE PLAN.

5.1 Class Acceptance Requirement.

A Class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in dollar amount of the Allowed Claims in such Class and more than one-half (1/2) in number of holders of such Claims, in each case, that have voted on the Plan.

5.2 Tabulation of Votes on a Non-Consolidated Basis.

All votes on the Plan shall be tabulated on a non-consolidated basis by Class and by Debtor for the purpose of determining whether the Plan satisfied sections 1129(a)(8) and/or 1129(a)(10).

5.3 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code or “Cramdown”.

Because certain classes are deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified and amended from time to time, under section 1129(b) of the Bankruptcy Code with respect to such Classes. Subject to Sections 13.5 and 13.6 of this Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

5.4 Elimination of Vacant Classes.

Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class

5.5 Voting Classes; Deemed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the holders of such Claims or Interests in such Class.

SECTION 6. MEANS FOR IMPLEMENTATION.

6.1 Joint Chapter 11 Plan.

The Plan is a joint chapter 11 plan for each of the Debtors, with the Plan for each Debtor being non-severable and mutually dependent on the Plan for each other Debtor.

6.2 No Substantive Consolidation.

The Plan is a joint plan that does not provide for substantive consolidation of the Debtors’ Estates, and on the Effective Date, the Debtors’ Estates shall not be deemed to be substantively consolidated for purposes hereof. Except as specifically set forth herein, nothing in this Plan shall constitute or be deemed to constitute an admission that any one of the Debtors is subject to or liable for any claim against any other Debtor. Notwithstanding the foregoing, solely for Distribution purposes, holders of Allowed Prepetition Financing Claims, Allowed Unsecured Note Claims and Allowed U.S. General Unsecured Claims shall be entitled to a single Claim with respect to any particular debt owed.

6.3 Plan Funding.

Distributions under the Plan shall be funded from Cash on hand and the proceeds of the Sales Transactions that are received before, on, or after the Effective Date.

6.4 Liquidation Trust.

(a) Execution of the Liquidation Trust Agreement. On or before the Effective Date, the Liquidation Trust Agreement shall be executed, and all other necessary steps shall be taken to establish the Liquidation Trust to hold the Liquidation Trust Assets, which shall be for the benefit of the Liquidation Trust Beneficiaries. Section 6.4 of the Plan sets forth certain of the rights, duties, and obligations of the Liquidation Trustee. In the event of any conflict between the terms of Section 6.4 of the Plan and the terms of the Liquidation Trust Agreement, unless otherwise specified in the Plan, the terms of the Liquidation Trust Agreement shall govern. The Liquidation Trust Agreement shall provide for the appointment of a Liquidation Trust Board as of the Effective Date to oversee the administration of the Liquidation Trust and the actions of the Liquidation Trustee, among other things.

(b) Purpose of the Liquidation Trust. The Liquidation Trust shall be established in accordance with the Liquidation Trust Agreement to administer post-Effective Date responsibilities of the Debtors and wind-down under the Plan, including, but not limited to, (i) being vested with, and liquidating, the Liquidation Trust Assets, (ii) making Distributions to holders of Allowed Claims in accordance with the terms of this Plan and the Liquidation Trust Agreement, (iii) resolving all Disputed Claims and effectuating the Claims reconciliation process pursuant to the procedures prescribed in this Plan, (iv) prosecuting, settling, and resolving Causes of Action, (v) recovering, through enforcement, resolution, settlement, collection, or otherwise, assets on behalf of the Liquidation Trust (which assets shall become part of the Liquidation Trust Assets), (vi) winding down the affairs of the Debtors and non-Debtors, if and to the extent necessary, including taking any steps to dissolve, liquidate, bankrupt or take other similar action with respect to each Debtor and non-Debtor, including by terminating the corporate or organizational existence of each such Debtor and non-Debtor, and (vii) performing all actions and executing all agreements, instruments and other documents necessary to effectuate the purpose of the Liquidation Trust.

Notwithstanding anything to the contrary in this Section 6.4, the Liquidation Trust’s primary purpose is liquidating the Liquidation Trust Assets, with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the Liquidation Trust’s liquidating purpose and reasonably necessary to conserve and protect the Liquidation Trust Assets and provide for the orderly liquidation thereof.

(c) Liquidation Trust Assets; Proceeds of Sale Transactions. The Liquidation Trust shall consist of the Liquidation Trust Assets. Except as otherwise provided in this Plan or the Confirmation Order, on the Effective Date, the Debtors shall transfer all of the Liquidation Trust Assets held by the Debtors to the Liquidation Trust, and all such assets shall vest in the Liquidation Trust on such date, to be administered by the Liquidation Trustee, in accordance with this Plan and the Liquidation Trust Agreement. The Debtors may take all actions as may be necessary or appropriate to effectuate the Plan that are consistent with and pursuant to the terms and conditions of the Plan.

Proceeds from the FAP Sale Transaction shall be distributed as follows:

•

Until payment in full of the CVRs, the Debtors or the Liquidation Trustee, as applicable, shall deposit any Net FAP Proceeds realized in connection with the FAP Sale Transaction into a segregated account under the control of the DIP Agent (the “FAP Lockbox Account”) and cause any amounts on deposit in the FAP Lockbox Account to be immediately used to mandatorily prepay the CVRs.

•

Concurrently with the closing of the FAP Sale Transaction, the Debtors or the Liquidation Trustee shall cause proceeds from the FAP Sale Transaction representing estimated Cure Obligations for Executory Contracts or Unexpired Leases that may be assigned in the FAP Sale Transaction, for which Cure Obligations have not been fixed prior to the closing date of the FAP Sale Transaction (such proceeds, the “Segregated Cure Costs”), to be placed in an escrow account (with the DIP Agent having a perfected security interest in the Debtors’ interests in such escrow account); provided, that the aggregate amount of Segregated Cure Costs may not exceed $6,000,000 without the prior written consent of the Required DIP Lenders unless reimbursed in accordance with the FAP Stalking Horse APA pursuant to an increase in the Upfront FAP Payment. Following the resolution or determination of such Cure Obligations, and payment thereof from the Segregated Cure Costs (which the Debtors shall promptly make as part of closing on the FAP Sale Transaction, or those costs that have not been fixed prior to closing, promptly after resolution or determination of such Cure Obligations), any such remaining Segregated Cure Costs (and other amounts in the escrow account) shall immediately be deposited into the FAP Lockbox Account and applied to immediately prepay the CVRs in accordance with Sections 2.5 and 6.4(c) hereof.

•

Following satisfaction in full of the CVRs in accordance with Sections 2.5 and 6.4(c) hereof, all Net FAP Proceeds realized and received by the Debtors or the Liquidation Trustee after the Effective Date shall be transferred to the Liquidation Trust (to a bank account designated by the Liquidation Trustee) for the benefit of the Liquidation Trust Beneficiaries.

Proceeds from the Rubraca Sale Transaction shall be distributed as follows:

•

In accordance with Section 5.8 of the DIP Financing Agreement, the Debtors or the Liquidation Trustee, as applicable, upon two business days’ notice to the Creditors’ Committee if prior to the Effective Date, shall deposit any Net Rubraca Proceeds realized in connection with the Rubraca Sale Transaction into a segregated account under the control of the DIP Agent and the Prepetition Financing Agent (the “Rubraca Lockbox Account”) and cause any amounts on deposit in the Rubraca Lockbox Account to be immediately used to mandatorily prepay the Allowed Prepetition Financing Claims in accordance with Section 2.10(a) of the DIP Financing Agreement, Paragraph 20 of the Final DIP Order and Section 4.1(b) hereof.

•

Following satisfaction in full of the Allowed Prepetition Financing Claims, all Net Rubraca Proceeds realized and received by the Debtors or the Liquidation Trustee after the Effective Date shall be transferred to the Liquidation Trust (to a bank account designated by the Liquidation Trustee) for the benefit of the Liquidation Trust Beneficiaries.

All of the Debtors’ Cash, other than as set forth herein with respect to the Net FAP Proceeds or the Net Rubraca Proceeds, shall be distributed as follows:

•	Any Cash of the Debtors remaining on the Effective Date, constituting Rubraca Cash, shall be used to pay the Allowed Prepetition Financing Claims in accordance with Section 4.1(b) hereof.

•	Any Cash of the Debtors remaining on the Effective Date constituting DIP Financing Cash, shall be used to repay the Allowed DIP Facility Claims, in accordance with Section 2.5 hereof.

•

If the Allowed Prepetition Financing Claims or Allowed DIP Facility Claims are repaid in full as of the Effective Date, any remaining Rubraca Cash or DIP Facility Cash, respectively, shall be transferred to the Liquidation Trust, and shall vest in the Liquidation Trust on such date, to be administered by the Liquidation Trustee in accordance with this Plan and the Liquidation Trust Agreement.

(d) Liquidation Trustee. The Liquidation Trustee shall serve as the initial trustee of the Liquidation Trust. The Liquidation Trustee shall have no duties until the occurrence of the Effective Date, and on and after the Effective Date shall be a fiduciary of each of the Wind-Down Estates. The powers, rights and responsibilities of the Liquidation Trustee shall be as specified in the Liquidation Trust Agreement and Plan and shall include the authority and responsibility to fulfill the items identified in this Section 6.4 of the Plan. Other rights and duties of the Liquidation Trustee and the Liquidation Trust Beneficiaries shall be as set forth in the Liquidation Trust Agreement.

(e) Functions of the Liquidation Trustee. On and after the Effective Date, and subject to the Wind-Down Budget, the Liquidation Trustee shall carry out the functions set forth in this Section 6.4 and may take such actions without further approval by the Bankruptcy Court, in accordance with the Liquidation Trust Agreement. Such functions may include any and all powers and authority to:

(i) take all steps and execute all instruments and documents necessary to make Distributions to holders of Allowed Claims and to perform the duties assigned to the Liquidation Trustee under the Plan or the Liquidation Trust Agreement;

(ii) comply with and effectuate the Plan and the obligations hereunder;

(iii) employ, retain or replace professionals to represent him or her with respect to his or her responsibilities, subject to the Wind Down Budget;

(iv) wind up the affairs of the Debtors and non-Debtors, if and to the extent necessary, including taking any steps to dissolve, liquidate, bankrupt, or take other similar action with respect to each Debtor and non-Debtor, including by terminating the corporate or organizational existence of each such Debtor;

(v) take any actions necessary to (A) resolve all matters related to the Liquidation Trust Assets and (B) vest such assets in the Liquidation Trust;

(vi) make Distributions of the Liquidation Trust Assets and any proceeds thereof, in excess of any amounts necessary to pay Liquidation Trust Expenses, in accordance with the terms of this Plan;

(vii) prepare and file appropriate tax returns and other reports on behalf of the Debtors and pay taxes or other obligations owed by the Debtors (including, without limitation, any Allowed Administrative Expense Claims and Allowed Priority Tax Claims asserted by taxing authorities);

(viii) file, prosecute, settle or dispose of any and all objections to asserted Claims;

(ix) establish and maintain the Disputed Claims Reserve;

(x) enter into and consummate any transactions for the purpose of dissolving the Debtors and non-Debtors;

(xi) take such actions as are necessary or appropriate to close any of the Debtors’ Chapter 11 Cases;

(xii) facilitate and/or enter into arrangements, consistent with the Liquidation Trustee’s fiduciary duties and taking into account cost considerations, whereby holders of GUC CVRs are provided with the option to sell GUC CVRs for Cash or other consideration;

(xiii) maintain the books and records and accounts of the Debtors;

(xiv) publish quarterly reports on aggregate receipts and disbursements, including the receipt of any milestone payments in connection with the FAP Sale Transaction or Rubraca Sale Transaction and advance notice of any settlements of Causes of Action asserted in an amount in excess of $1,000,000, or asserted in an unliquidated amount but which the Liquidation Trustee in consultation with the Liquidation Trust Board reasonably estimates could be asserted in an amount in excess of $1,000,000, or claims resolutions that result in an Allowed Claim in excess of $1,000,000, on a publicly available website;

(xv) take any other actions not inconsistent with the provisions hereof that the Liquidation Trustee deems reasonably necessary or desirable in connection with the foregoing functions.

(f) Fees and Expenses of the Liquidation Trust. From and after the Effective Date, Liquidation Trust Expenses shall be paid from the Liquidation Trust Assets in the ordinary course of business, in accordance with the Plan, the Wind-Down Budget and the Liquidation Trust Agreement. Without any further notice to any party or action, order or approval of the Bankruptcy Court, the Liquidation Trustee, on behalf of the Liquidation Trust, may employ and pay in the ordinary course of business, the reasonable fees of any professional (including professionals previously employed by the Debtors, the Creditors’ Committee, or members of the Creditors’ Committee, but excluding any Affiliates, relatives, or Related Parties to the Liquidation Trustee) for services rendered or expenses incurred on and after the Effective Date that, in the discretion of the Liquidation Trustee, are necessary to assist the Liquidation Trustee in the performance of the Liquidation Trustee’s duties under the Plan and the Liquidation Trust Agreement, subject to (i) the Wind-Down Budget and (ii) any limitations and procedures established by the Liquidation Trust Agreement.

(g) Liquidation Trust’s Obligation to Provide Periodic Reporting. The Liquidation Trustee will publish quarterly reports on aggregate receipts and disbursements, including the receipt of any milestone payments in connection with the FAP Sale Transaction or Rubraca Sale Transaction and advance notice of any settlements of Causes of Action asserted in an amount in excess of $1,000,000, or asserted in an unliquidated amount but which the Liquidation Trustee in consultation with the Liquidation Trust Board reasonably estimates could be asserted in an amount in excess of $1,000,000, or claims resolutions that result in an Allowed Claim in excess of $1,000,000, on a publicly available website.

(h) Liquidation Trust Board; Oversight. In furtherance of and consistent with the purpose of the Liquidation Trust and to effectuate the provisions of the Plan, the Liquidation Trust Board shall oversee the activities of the Liquidation Trustee as set forth in the Liquidation Trust Agreement. The Liquidation Trustee shall report material matters to, and seek approval for material decisions from, the Liquidation Trust Board, as and to the extent set forth in the Liquidation Trust Agreement, and consistent with the Plan and Confirmation Order. In all circumstances, the Liquidation Trust Board shall act in accordance with the Liquidation Trust Agreement. Liquidation Trust Beneficiaries may seek injunctive or other relief from the Bankruptcy Court in the event a member of the Liquidation Trust Board or the Liquidation Trustee breaches any duty. The Liquidation Trust Board shall remain in existence until such time as the final Distributions hereunder have been made.

(i) Creation and Maintenance of Trust Accounts. On or prior to the Effective Date, appropriate trust accounts will be established and maintained in one or more federally insured domestic banks in the name of the Liquidation Trust. Cash deposited in the trust accounts will be invested, held and used solely as provided in the Liquidation Trust Agreement. The Liquidation Trustee is authorized to establish additional trust accounts after the Effective Date, consistent with the terms of the Liquidation Trust Agreement, as applicable. After the funding of the trust accounts on the Effective Date, the trust accounts will be funded, as applicable, by Cash proceeds obtained through litigation or the disposition of Liquidation Trust Assets. Upon obtaining an order of the Bankruptcy Court authorizing final Distribution or closure of the Debtors’ Chapter 11 Cases, any funds remaining in the trust accounts shall be distributed in accordance with this Plan and the Liquidation Trust Agreement, and the trust accounts may be closed.

(j) Indemnification of Liquidation Trustee. The Liquidation Trustee (and its agents and professionals) shall not be liable for actions taken or omitted in its or their capacity as, or on behalf of, the Liquidation Trustee or the Liquidation Trust, except those acts arising out of its or their gross negligence, actual fraud or willful misconduct, each as determined by a Final Order from a court of competent jurisdiction. The Liquidation Trustee (and its agents and professionals) shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its or their actions or inactions in its or their capacity as, or on behalf of, the Liquidation Trustee or the Liquidation Trust, except for any actions or inactions involving gross negligence, actual fraud or willful misconduct, each as determined by a Final Order from a court of competent jurisdiction. Any indemnification claim of the Liquidation Trustee and the other parties entitled to indemnification under this subsection shall be satisfied from the Liquidation Trust Assets, as provided in the Liquidation Trust Agreement, in accordance with the Wind-Down Budget. The Liquidation Trustee shall be entitled to rely, in good faith, on the advice of its professionals.

(k) Insurance. The Liquidation Trustee shall be authorized, but not required, to obtain any reasonably necessary insurance coverage, at the Liquidation Trust’s sole expense, for itself and its respective agents, including coverage with respect to the liabilities, duties and obligations of the Liquidation Trustee, which insurance coverage may, at the sole option of the Liquidation Trustee, be extended for a reasonable period after the termination of the Liquidation Trust Agreement; provided, however, that the cost of such coverage is provided for in, and consistent with, the Wind-Down Budget.

(l) Records. The Liquidation Trustee shall be provided with originals or copies of or access to all documents and business records of the Debtors necessary for the disposition of Liquidation Trust Assets and objections to Disputed Claims.

(m) Transferability of GUC CVRs. The GUC CVRs shall be transferable as set forth in the Liquidation Trust Agreement and GUC CVR Agreement, to the fullest extent permissible under section 1145 of the Bankruptcy Code. For the avoidance of doubt, the Interest CVRs, to the extent they are issued, shall not be transferrable.

6.5 Liquidation Trust Tax Matters.

(a) Tax Treatment; No Successor in Interest. The Liquidation Trust is intended to be treated for U.S. federal income tax purposes as a liquidating trust described in Treasury Regulation section 301.7701-4(d) and, to the extent applicable, as one or more Disputed Claims Reserves treated as disputed ownership funds described in Treasury Regulation section 1.468B-9. For U.S. federal income tax purposes, the transfer of assets by the Debtors to the Liquidation Trust will be treated (i) as the transfer of assets by the Debtors to the holders of Allowed Claims entitled to distributions from the Liquidation Trust Assets, subject to any liabilities of the Debtors or the Liquidation Trust payable from the proceeds of such assets, followed by the transfer of such assets (subject to such liabilities) by such holders to the Liquidation Trust in exchange for the GUC CVRs, and (ii) to the extent applicable, as a transfer of assets by the Debtors to one or more Disputed Claims Reserves.

(b) Liquidation Purpose of the Liquidation Trust. The Liquidation Trust shall be established for the primary purpose of liquidating and distributing the assets transferred to it, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidation Trust. Accordingly, the Liquidation Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Liquidation Trust Assets, make timely distributions to the Liquidation Trust Beneficiaries, and not unduly prolong their duration. The Liquidation Trust shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth in this Plan or the Liquidation Trust Agreement. The record holders of GUC CVRs shall be recorded and set forth in a register maintained by the Liquidation Trustee expressly for such purpose.

(c) Cash Investments. The right and power of the Liquidation Trustee to invest the Liquidation Trust Assets, the proceeds thereof or any income earned by the Liquidation Trust, shall be limited to the right and power that a liquidating trust, within the meaning of section 301.7701-4(d) of the Treasury Regulations, is permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, including Revenue Procedure 94-45, whether set forth in IRS rulings or other IRS pronouncements, and to the investment guidelines of section 345 of the Bankruptcy Code. The Liquidation Trustee may expend the Cash of the Liquidation Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the respective assets of the Liquidation Trust during liquidation, (ii) to pay the respective reasonable administrative expenses of the Liquidation Trust (including, but not limited to, any taxes imposed on the Liquidation Trust) and (iii) to satisfy other respective liabilities incurred by the Liquidation Trust in accordance with this Plan and the Liquidation Trust Agreement (including, without limitation, the payment of any taxes).

(d) Liquidation Trust as Grantor Trust. The Liquidation Trust is intended to qualify as a “grantor trust” for U.S. federal income tax purposes with the Liquidation Trust Beneficiaries treated as grantors and owners of the Liquidation Trust. For all U.S. federal income tax purposes, all parties (including the Debtors, the Liquidation Trustee and the Liquidation Trust Beneficiaries) shall treat the transfer of the Liquidation Trust Assets by the Debtors to the Liquidation Trust, as set forth in the Liquidation Trust Agreement, as a transfer of such assets by the Debtors to the holders of Allowed Claims entitled to distributions from the Liquidation Trust Assets, followed by a transfer by such holders to the Liquidation Trust. Thus, the Liquidation Trust Beneficiaries shall be treated as the grantors and owners of a grantor trust for U.S. federal income tax purposes.

(e) Tax Reporting and Tax Payments.

(i) The Liquidation Trustee shall file tax returns for the Liquidation Trust treating the Liquidation Trust as a grantor trust pursuant to Section 1.671-4(a) of the Treasury Regulations and in accordance with this Section 6.5(e). The Liquidation Trustee also shall annually send to each holder of a GUC CVR a separate statement regarding the receipts and expenditures of the Liquidation Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holders’ underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.

(ii) As soon as practicable after the Effective Date, the Liquidation Trustee shall make a good faith determination of the fair market value of the Liquidation Trust Assets as of the Effective Date. This valuation shall be used consistently by all parties for all U.S. federal income tax purposes. The Bankruptcy Court shall resolve any dispute regarding the valuation of the assets of the Liquidation Trust.

(iii) The Liquidation Trustee may elect to treat any Disputed Claims Reserves as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections consistent with such tax treatment). The Liquidation Trustee shall be the administrators of any such applicable Disputed Claims Reserves within the meaning of Treasury Regulation section 1.468B-9(b)(2) and shall be responsible for all tax reporting and withholding required by any such Disputed Claims Reserves.

(iv) The Liquidation Trust shall be responsible for payment, out of Liquidation Trust Assets, of any taxes imposed on the Liquidation Trust (including any Disputed Claims Reserves) or the Liquidation Trust Assets. More particularly, any taxes imposed on any Disputed Claims Reserves or its assets will be paid out of the assets of the Disputed Claims Reserves, and netted against any subsequent distributions in respect of the allowance or disallowance of such Claims. In the event, and to the extent, any Cash in any Disputed Claims Reserves is insufficient to pay the portion of any taxes attributable to taxable income arising from assets of the Disputed Claims Reserves (including any income that may arise upon an actual or constructive distribution of the assets of the reserve in respect of the resolution of Disputed Claims), assets of the Disputed Claims Reserves (including those otherwise distributable) may be sold to pay such taxes.

(v) The Liquidation Trustee may request an expedited determination of taxes of the Liquidation Trust, including any Disputed Claims Reserves, and, in the case of the Liquidation Trustee, of the Debtors, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Liquidation Trust or the Debtors for all taxable periods through the dissolution of the Liquidation Trust.

6.6 Elimination of Duplicate Claims.

Any duplicate Claim or Interest or any Claim or Interest that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the claims register by the Debtors or the Liquidation Trustee, as applicable, (i) upon stipulation between the parties in interest without a Claim objection having to be filed and without any further notice or action, order, or approval of the Bankruptcy Court, or (ii) a notice of satisfaction filed on the docket and served on the applicable claimant or interest holder, provided, if any such modification results in a claim in excess of $1,000,000, such modification shall become effective only after notice and an opportunity for parties-in-interest to object. If a Claim has been satisfied, the Debtors or the Liquidation Trustee, or the applicable claimant, as applicable, may amend the Claims register indicating that such Claim has been satisfied.

6.7 Corporate Action.

Upon the Effective Date, all actions contemplated by the Plan (including any action to be undertaken by the Liquidation Trustee or the Debtors) shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by holders of Claims or Interests, the Debtors, the Liquidation Trustee or any other Entity or Person. All matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate action required by the Debtors in connection therewith, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Debtors or the Debtors’ Estates.

6.8 Directors, Officers, Managers, Members and Authorized Persons of the Debtors.

On the Effective Date, each of the Debtors’ directors and officers shall be discharged from their duties and terminated automatically without the need for any corporate action or approval and without the need for any corporate filings, and, unless subject to a separate agreement with the Liquidation Trustee, shall have no continuing obligations to the Debtors following the occurrence of the Effective Date.

6.9 D&O Policy.

As of the Effective Date, the Debtors shall be deemed to have assumed all of the D&O Policies pursuant to sections 105(a) and 365(a) of the Bankruptcy Code, and coverage for defense and indemnity under any of the D&O Policies shall remain in full force and effect subject to the terms and conditions of the D&O Policies. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each D&O Policy. Notwithstanding anything to the contrary contained in the Plan, and except as otherwise may be provided in an order of the Bankruptcy Court, confirmation of the Plan shall not impair or otherwise modify any obligations assumed by the foregoing assumption of the D&O Policies, and each such obligation will be deemed and treated as an executory contract that has been assumed by the Debtors under the Plan as to which no proof of Claim need be filed. For the avoidance of doubt, the D&O Policies provide coverage for those insureds currently covered by such policies for the remaining term of such policies and runoff or tail coverage after the Effective Date to the fullest extent permitted by such policies. On and after the Effective Date, the Debtors, the Wind-Down Estates, or the Liquidation Trustee shall not terminate or otherwise reduce the coverage under any of the D&O Policies in effect or purchased as of the Petition Date.

6.10 Indemnification of Directors, Officers and Employees.

For purposes of the Plan, the obligation of the Debtors to indemnify and reimburse any Person or entity serving at any time on or after the Petition Date as one of its directors, officers or employees by reason of such Person’s or entity’s service in such capacity, or as a director, officer or employee of any of the Debtors or any other corporation or legal entity, to the extent provided in such Debtor’s constituent documents, a written agreement with the Debtor(s), in accordance with any applicable law, or any combination of the foregoing, shall survive confirmation of the Plan and the Effective Date solely to the extent of available insurance. For the avoidance of doubt, nothing herein shall be construed as the Debtors assuming any obligation with respect to any self-insured retention for which the applicable insurer has the ability to assert a prepetition Claim against the applicable Debtor in accordance with the order setting the Bar Date or other order of the Court. On and after the Effective Date, the coverage under any of the D&O Policies in effect on the Petition Date shall not be terminated or otherwise reduced by or on behalf of the Debtors, and all directors and officers of the Debtors at any time shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors and/or officers remain in such positions after the Effective Date.

6.11 Withholding and Reporting Requirements.

(a) Withholding Rights. In connection with the Plan, any party issuing any instrument or making any distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, provincial or local taxing authority, and all distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements. Notwithstanding the foregoing, each holder of an Allowed Claim or any other Person that receives a distribution pursuant to the Plan shall be liable for any taxes imposed by any Governmental Unit, including, without limitation, income, withholding, and other taxes, on account of such distribution. Any party issuing any instrument or making any distribution pursuant to the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

(b) Forms. Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the Liquidation Trustee or such other Person designated by the Liquidation Trustee (which entity shall subsequently deliver to the Liquidation Trustee any applicable IRS Form W-8 or Form W-9 received) an appropriate Form W-9 or (if the payee is a foreign Person) Form W-8 or any other form or document as reasonably requested by the Liquidation Trustee or such other Person designated by it to eliminate or reduce any tax (including withholding tax), unless the Liquidation Trustee or such other Person designated by it determines it is not required to eliminate or reduce any tax (including withholding tax). If such request is made by the Liquidation Trustee or such other Person designated by the Liquidation Trustee and the holder fails to comply before the date that is 150 days after the request is made, the amount of such distribution shall irrevocably revert to the Liquidation Trust, and any Claim in respect of such Distribution shall be forever barred from assertion against any Debtor and its respective property.

6.12 Exemption From Certain Transfer Taxes.

To the maximum extent provided by section 1146(a) of the Bankruptcy Code, any post-Confirmation sale by any Debtor, or any transfer from any Entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (i) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors; or (ii) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instruments of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code or similar filing or recording fee, or other similar tax or governmental assessment, in each case to the extent permitted by applicable bankruptcy law, and the appropriate federal, state, provincial or local government officials or agents shall forego collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

6.13 Effectuating Documents; Further Transactions.

On and after the Effective Date, the Liquidation Trustee and the Debtors are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan in the name of and on behalf of the Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

6.14 Preservation of Rights of Action.

Other than Causes of Action against an Entity that are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Bankruptcy Court order, the Debtors reserve any and all Causes of Action, except Avoidance Actions. On and after the Effective Date, the Liquidation Trustee shall have sole and exclusive discretion to pursue and dispose of any Causes of Action that are or become Liquidation Trust Assets, and the Liquidation Trustee shall have sole and exclusive discretion to pursue or dispose of any and all other Causes of Action. All Causes of Action that are or become Liquidation Trust Assets shall vest in the Liquidation Trust as provided for herein and the Liquidation Trustee may pursue any Causes of Action that are or become Liquidation Trust Assets in its sole discretion. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors, and on and after the Effective Date, the Liquidation Trustee, will not pursue any and all available Causes of Action against them. No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. Prior to the Effective Date, the Debtors (and on and after the Effective Date, the Liquidation Trustee) shall retain and shall have, including through its authorized agents or representatives, the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party (except for, on and after the Effective Date, the Liquidation Trustee) or further notice to or action, order, or approval of the Bankruptcy Court.

6.15 Stock Restrictions.

The restrictions imposed by the Order Establishing Notice and Hearing Procedures for Trading In, or Certain Claims of Worthlessness with Respect to, Equity Securities in Debtors Clovis Oncology, Inc., et al, entered on January 24, 2023 [D.I. 260], as the same may be amended from time to time, shall remain effective and binding through the closing of all of the Chapter 11 Cases.

6.16 Closing of the Chapter 11 Cases.

The Liquidation Trustee shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

6.17 Cancellation of Existing Securities and Agreements; Release and Discharge of Notes Trustee.

On the Effective Date, notwithstanding anything to the contrary in the Plan, all of the Unsecured Notes, the Notes Indentures, and any other document, agreement, or instrument evidencing any Claim or Interest, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under the Unsecured Notes, the Notes Indentures, or other such documents, agreements, or instruments evidencing such Claims and Interests, as the case may be, shall be deemed extinguished, and the Notes Trustees, and their respective agents, successors and assigns shall each be automatically and fully released and discharged of and from all duties to the holders of Unsecured Notes and Unsecured Notes Claims under the relevant Notes Indentures; provided, that, the provisions of each Notes Indenture or agreement that governs the rights of the holder of a Claim or Interest shall continue in full force and effect solely to the extent necessary to (i) allow holders of Unsecured Notes Claims or other such Claims or Interests to receive distributions under the Plan (and all distribution provisions in any such agreement shall terminate completely upon completion of all such distributions); (ii) allow holders of Unsecured Notes Claims to retain their respective rights and obligations vis-à-vis other holders of Unsecured Notes Claims; (iii) preserve all rights, protections, and powers of the Notes Trustee as against the holders of Unsecured Notes Claims under the Notes Indentures; (iv) allow the Notes Trustee to enforce any obligations owed to it individually under the Plan; (v) preserve the Notes Trustee’s rights to compensation and indemnification under the Notes Indentures, as against any money or property distributable to holders of Unsecured Notes Claims, including permitting the Notes Trustee to maintain, enforce, and exercise a Notes Trustee Charging Lien against such distributions; and (vi) preserve all rights of the Notes Trustee against holders of Unsecured Notes Claims pursuant and subject to the relevant Notes Indentures. For the avoidance of doubt, (a) the applicable

Notes Trustee Charging Lien shall attach to distributions made by the Debtors or the Liquidation Trustee to holders of Unsecured Notes pursuant to the Plan or Liquidation Trust Agreement, as applicable, in the same manner as if such distributions were made through the Notes Trustee, and (b) the Notes Trustee shall have no obligation to make distributions, allocations, and/or issuances required under the Plan to holders of Unsecured Notes or Unsecured Notes Claims or otherwise.

6.18 Avoidance Action Waiver.

On the Effective Date, the Debtors shall be deemed to provide the Avoidance Action Waiver. For the avoidance of doubt, Avoidance Actions shall not be Liquidation Trust Assets.

SECTION 7. DISTRIBUTIONS.

7.1 Distribution Record Date.

The Debtors and the Liquidation Trustee shall have no obligation to recognize any transfer of the Claims or Interests (i) occurring on or after the Effective Date, or (ii) that does not comply with Bankruptcy Rule 3001(e) or otherwise does not comply with the Bankruptcy Code or Bankruptcy Rules.

7.2 Date of Distributions.

Except as otherwise provided herein, the Debtors or the Liquidation Trustee, as applicable, shall direct the Initial Distribution to holders of Allowed Claims no later than the Initial Distribution Date. After the Initial Distribution Date, the Liquidation Trustee shall, from time to time, determine the subsequent Distribution Dates.

7.3 Delivery of Distributions.

The Disbursing Agent shall make all distributions, allocations, and/or issuances required under the Plan. In the event that any Distribution to any holder is returned as undeliverable, no Distribution to such holder shall be made unless and until the Debtors or the Liquidation Trustee, as applicable, has determined the then current address of such holder, at which time such Distribution shall be made to such holder without interest; provided, however, such Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six months from the date such Distribution was made. After such date, all unclaimed property or interests in property shall revert (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary) to the Liquidation Trust automatically and without need for a further order by the Bankruptcy Court for Distribution in accordance with the Plan and the Claim of any such holder to such property or interest in property shall be released, settled, compromised, and forever barred.

7.4 Manner of Payment Under Plan.

At the option of the Debtors or the Liquidation Trustee, as applicable, any Cash payment to be made hereunder may be made by a check or wire transfer. Any wire transfer fees incurred by the Debtors or the Liquidation Trust (as applicable) in connection with the transmission of a wire transfer shall be deducted from the amount of the recipient holder’s

Allowed Claim. The wire transfer fee will be deducted from the amount of the Distribution a holder of an Allowed Claim would otherwise receive. The Debtors or the Liquidation Trustee, as applicable, will, to the extent practicable, make aggregate Distributions on account of all the Allowed Claims held by a particular holder.

7.5 Minimum Cash Distributions.

The Debtors and the Liquidation Trust shall not be required to make any payment to any holder of an Allowed Claim on any Distribution Date of Cash less than $100; provided, however, that if any Distribution is not made pursuant to this Section 7.5, such Distribution shall be added to any subsequent Distribution to be made on behalf of the holder’s Allowed Claim. The Debtors and the Liquidation Trust shall not be required to make any final Distributions of Cash less than $50 to any holder of an Allowed Claim.

7.6 Setoffs.

The Debtors or the Liquidation Trustee may, but shall not be required to, set off against any Claim, any Claims of any nature whatsoever that the Debtors or the Liquidation Trustee have against the holder of such Claim; provided that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Liquidation Trustee of any such Claim the Debtors or the Liquidation Trustee may have against the holder of such Claim.

7.7 Distributions After Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

7.8 Allocation of Distributions Between Principal and Interest.

Except as otherwise provided in this Plan, to the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall be allocated to the principal amount (as determined for U.S. federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

7.9 No Postpetition Interest on Claims.

Except as otherwise provided in the Plan, the Confirmation Order, or another order of the Bankruptcy Court, or required by the Bankruptcy Code, postpetition interest shall not accrue or be paid on any Claims and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date.

7.10 No Distribution in Excess of Amount of Allowed Claim.

Notwithstanding anything to the contrary in the Plan, no holder of an Allowed Claim shall, on account of such Allowed Claim, receive a Distribution in excess of the Allowed amount of such Claim.

7.11 Securities Registration Exemption.

The Debtors intend that the CVRs, the GUC CVRs, and the Interest CVRs shall not be “securities” under applicable laws and believe the CVRs, the GUC CVRs, and the Interest CVRs should not be deemed to be “securities,” but to the extent such units are deemed to be “securities,” the Debtors believe the issuance of such units under the Plan is exempt, pursuant to section 1145 of the Bankruptcy Code (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.

7.12 Distributions to Holders of Allowed Unsecured Notes Claims.

All distributions to the holders of Allowed Unsecured Notes Claims shall be made by the Disbursing Agent directly to the holders of such Allowed Unsecured Notes Claims; provided, that, to the extent there are any outstanding Notes Trustee Fees on the date of any such distribution, any amounts that would otherwise have been distributed to holders of Allowed Unsecured Notes Claims shall be paid to the Notes Trustee to satisfy the outstanding Notes Trustee Fees and, after all outstanding Notes Trustee Fees are satisfied, any remaining amounts shall be distributed to the holders of such Allowed Unsecured Notes Claims on a ratable basis.

SECTION 8. PROCEDURES FOR DISPUTED CLAIMS.

8.1 Objections to Claims.

As of the Effective Date, objections to, and requests for estimation of Claims against the Debtors may only be interposed and prosecuted by the Liquidation Trustee. Such objections and requests for estimation shall be served and filed on or before the Claims Objection Bar Date.

8.2 Allowance of Claims.

After the Effective Date, the Liquidation Trust shall have and shall retain any and all rights and defenses that the Debtors had with respect to any Claim against a Debtor, except with respect to any Claim deemed Allowed under this Plan. Except as expressly provided in this Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including, without limitation, the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under this Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Chapter 11 Cases allowing such Claim.

8.3 Estimation of Claims.

The Debtors (after consulting with the Creditors’ Committee and the Required DIP Lenders if prior to the Effective Date) or the Liquidation Trustee, as applicable, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim, pursuant to section 502(c) of the Bankruptcy Code regardless of whether any party in interest previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or the maximum limit of such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Liquidation Trustee may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

8.4 No Distributions Pending Allowance.

No payment or Distribution provided under the Plan shall be made on account of a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim.

8.5 Resolution of Claims.

Except as otherwise provided herein (including the release provisions hereof) or in the Confirmation Order, or in any contract, instrument, release, or other agreement or document entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, on and after the Effective Date, the Liquidation Trustee may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Claims, Disputed Claims, rights, Causes of Action, suits and proceedings, whether in law or in equity, whether known or unknown, that the Liquidation Trust may hold against any Person, and any contract, instrument, release, indenture, or other agreement entered into in connection herewith. From and after the Effective Date, the Liquidation Trustee may settle or compromise any Disputed Claim without the prior consent of the Required DIP Lenders and without approval of the Bankruptcy Court; provided that any settlement of a Disputed Claim that results in an Allowed Claim in excess of $1,000,000 must be made after notice and an opportunity for parties-in-interest to object.

8.6 Amendments to Claims and Late Filed Claims.

Following the Effective Date, except as otherwise provided in this Plan, the Confirmation Order, or the Liquidation Trust Agreement, no Claim may be filed, amended, or supplemented without the approval of the Bankruptcy Court or without the prior written authorization of the Liquidation Trustee.

8.7 Insured Claims.

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Plan shall be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies. To the extent that the Debtors’ insurers agree to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged (i) without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Court and (ii) with a notice of satisfaction filed on the docket and served on the applicable claimant or interest holder.

SECTION 9. EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

9.1 Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise provided in the Plan, each Executory Contract and Unexpired Lease not previously rejected, assumed, or assumed and assigned (including any Executory Contract or Unexpired Lease assumed and assigned in connection with an Asset Sale) shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (i) as of the Effective Date is subject to a pending motion to assume such Unexpired Lease or Executory Contract; (ii) is a contract, release, or other agreement or document entered into in connection with the Plan; (iii) is a D&O Policy or an insurance policy; or (iv) is identified for assumption on the Assumption Schedule included in the Plan Supplement.

9.2 Claims Based on Rejection of Executory Contracts and Unexpired Leases.

Unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim based on the rejection of the Debtors’ Executory Contracts or Unexpired Leases pursuant to the Plan or otherwise, must be filed with Bankruptcy Court and served on the Liquidation Trustee no later than thirty (30) days after the earlier of (i) notice of entry of an order approving the rejection of such Executory Contract or Unexpired Lease; and (ii) notice of occurrence of the Effective Date. The notice of occurrence of the Effective Date shall include the date by which Proofs of Claim based on the rejection of the Debtors’ Executory Contracts or Unexpired Leases must be filed.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Bankruptcy Court within such time will be forever barred from assertion, and shall not be enforceable against the Debtors, the Liquidation Trust, the Debtors’ Estates, or the property for any of the foregoing, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully compromised, settled, and released, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as Class 5A U.S. General Unsecured Claims, Class 5B U.K. General Unsecured Claims, or Class 5C Ireland General Unsecured Claims, depending on which Debtor is the applicable counterparty to such Executory Contract or Unexpired Lease, except as otherwise provided by order of the Bankruptcy Court.

9.3 Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

Any Cure Obligation due under each Executory Contract and Unexpired Lease to be assumed or assumed and assigned pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment in Cash on the Effective Date (or as soon as reasonably practicable thereafter), subject to the limitation described below, by the Debtors or the Liquidation Trust, as applicable, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.

In the event of a dispute regarding (i) the amount of the Cure Obligation, (ii) the ability of the Liquidation Trust or any other applicable assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease, or (iii) any other matter pertaining to assumption or assumption and assignment (as applicable), the obligations of section 365 of the Bankruptcy Code shall be deemed satisfied following the entry of a Final Order or orders resolving the dispute and approving the assumption or assumption and assignment (as applicable); provided, that the Debtors or the Liquidation Trust (as applicable) may settle any dispute regarding the amount of any Cure Obligation without any further notice to any party or any action, order, or approval of the Bankruptcy Court (provided that any settlement that results in Cure Obligation in excess of $1,000,000 must made be after notice and an opportunity for parties-in-interest to object); provided further that, prior to the Effective Date, the Debtors shall provide notice to the Creditors’ Committee and the DIP Lenders (until DIP Facility Claims are paid in full) of the settlement of any dispute regarding the amount of any Cure Obligation and an opportunity to object.

Assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any defaults, subject to satisfaction of the Cure Obligations, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the Effective Date of assumption and/or assignment. Any prepetition default amount set forth in the Schedules and/or any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

9.4 Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

9.5 Reservation of Rights.

Neither the exclusion nor inclusion of any contract or lease in the Assumption Schedule or the Sale Order, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that the Debtors’ Estates have any liability thereunder. In the event of a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Liquidation Trustee, as applicable, shall have sixty 60 days following entry of a Final Order resolving such dispute to alter the treatment of such contract or lease as otherwise provided in the Plan.

SECTION 10. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.

10.1 Conditions Precedent to the Effective Date.

The occurrence of the Effective Date of the Plan is subject to the following conditions precedent:

(a) the Bankruptcy Court shall have entered the Confirmation Order, and the Confirmation Order shall not be subject to any stay, modification, or vacation on appeal;

(b) all funding, actions, documents and agreements necessary to implement and consummate the Plan and the transactions and other matters contemplated thereby, shall have been effected or executed, including the funding of the Wind-Down Reserve; and

(c) the Creditors’ Committee Challenge and Claim Objection and the Allowed amount of the Prepetition Financing Claims having been heard at the Confirmation Hearing and having been determined by Final Order of the Bankruptcy Court or any settlement with respect to the Allowed amount or treatment of the Prepetition Financing Claims pursuant to the Plan being satisfactory in form and substance to the Debtors, the Creditors’ Committee, and the Prepetition Financing Agent;

(d) the FAP Sale Transaction shall have been consummated in accordance with the relevant acquisition agreement and Sale Order;

(e) the Rubraca Sale Transaction shall have been consummated in accordance with the relevant acquisition agreement and Sale Order;

(f) the Liquidation Trust shall be established and validly existing and the Liquidation Trust Agreement shall have been executed;

(g) all professional fees and expenses of the Debtors, the Creditors’ Committee, the DIP Lenders, and the Equity Committee that, as of the Effective Date, were due and payable under an order of the Bankruptcy Court shall have been paid in full, other than any Fee Claims subject to approval by the Bankruptcy Court;

(h) the Debtors shall have funded the Professional Fees Account in accordance with Section 2.2 herein;

(i) the Debtors shall have sufficient Cash on hand to pay in full, or reserve for, the projected Allowed Administrative Expense Claims, Allowed Fee Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims and U.S. Trustee Fees;

(j) no governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Plan or any of the other transactions contemplated hereby and no governmental entity shall have instituted any action or proceeding (which remains pending at what would otherwise be the Effective Date) seeking to enjoin, restrain or otherwise prohibit consummation of the transactions contemplated by the Plan;

(k) all authorizations, consents, regulatory approvals, rulings or documents that are necessary to implement and effectuate the Plan as of the Effective Date shall have been received, waived or otherwise resolved; and

(l) all documents and agreements necessary to implement the Plan, including those set forth in the Plan Supplement, shall have (i) been tendered for delivery and (ii) been effected or executed by all Entities party thereto, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements.

10.2 Waiver of Conditions Precedent.

Each of the conditions precedent in Section 10.1 other than the conditions set forth in Section 10.1(a) and Section 10.1(c) may be waived in writing by the Debtors with the consent of the Creditors’ Committee and the Required DIP Lenders, which shall not be unreasonably withheld. The conditions set forth in Section 10.1(c) may be waived in writing by the Creditors’ Committee with the consent of the Debtors and the Required DIP Lenders, in consultation with the Equity Committee. The conditions set forth in Section 10.1(g), solely with respect to the fees of the Equity Committee, cannot be waived without the consent of the Equity Committee, which shall not be unreasonably withheld. Any such waivers may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.

10.3 Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

10.4 Effect of Vacatur of Confirmation Order.

If the Confirmation Order is vacated, (i) no distributions under the Plan shall be made, (ii) the Debtors and all holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (iii) all the Debtors’ obligations with respect to the Claims and the Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other entity or to prejudice in any manner the rights of the Debtors or any other entity in any further proceedings involving the Debtors or otherwise.

SECTION 11. SETTLEMENT, RELEASES, INJUNCTIONS, AND RELATED PROVISIONS.

11.1 Release of Liens.

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, and compromised and all rights, titles, and interests of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall revert to the Debtors.

11.2 Binding Effect.

(a) Confirmation of the Plan does not provide the Debtors with a discharge under section 1141 of the Bankruptcy Code because the Plan is a liquidating chapter 11 plan. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Effective Date, the provisions of the Plan shall bind any holder of a Claim against, or Interest in, the Debtors, and such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is Impaired under the Plan and whether or not such holder has accepted the Plan.

(b) By participating in the Plan by voting (as contemplated in Section 4 above) or by accepting Distributions pursuant to the Plan (in whatever sum), each holder of an Allowed Claim or Interest extinguished, or released pursuant to the Plan shall be deemed to have affirmatively and specifically consented to and accepted the terms of the Plan, and each such holder acknowledges and accepts that the Plan is a binding compromise of an Allowed Claim or an Interest extinguished and releases all rights in respect of such Allowed Claim or Interest extinguished such that such holders of Claims agree to waive any right (if any) to object to or otherwise challenge the Plan and its effect on Claims or any other matter whatsoever. For the avoidance of doubt, any holder of a Claim or Interest that opts out of the voluntary releases contained in Section 11.5 of the Plan by (i) checking the “opt out” box on the Ballot, and returning it in accordance with the instructions set forth thereon, or (ii) checking the “opt out” box on the Opt-Out Election Form and returning it in accordance with the instructions set forth thereon, shall not be bound by the voluntary releases contained in Section 11.5 of the Plan.

(c) Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, the Plan Settlement is hereby settled and resolved. The Plan, together with the Joint Bankruptcy Rule 9019 Motion, shall be deemed a motion to approve the Plan Settlement and good faith compromise and settlement of the Creditors’ Committee Challenge and Claim Objection pursuant to Bankruptcy Rule 9019, and entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Joint Bankruptcy Rule 9019 Motion and Plan Settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that the Plan Settlement is fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and all parties in interest.

11.3 Term of Injunctions or Stays.

Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

11.4 Releases by the Debtors.

As of the Effective Date, except (i) for the rights that remain in effect from and after the Effective Date to enforce the Plan or the Sale Transaction; and (ii) as otherwise provided in the Plan or in the Confirmation Order, for good and valuable consideration, including their cooperation and contributions to the Chapter 11 Cases, the Released Parties will be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released, to the maximum extent permitted by law, by the Debtors and the Estates (including the Wind-Down Estates), in each case, on behalf of themselves and their respective successors (including the Liquidation Trust), assigns, and representatives, and any and all other persons that may purport to assert any Cause of Action derivatively, by, through or on behalf of the foregoing Persons and Entities, from any and all Claims and Causes of Action, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise that the Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, in whole or in part, the Debtors, the Chapter 11 Cases, the pre- and post-petition marketing and sale process, the Sale Transactions, the DIP Financing Agreement or any related agreements, instruments, and other documents relating thereto, the Prepetition Financing Agreement or any related agreements, instruments, and other documents relating thereto, the Unsecured Notes or any related agreements, instruments, and other documents relating thereto, the purchase, sale, or rescission of the purchase or sale of any securities issued by the Debtors, the ownership of any securities issued by the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the administration or implementation of the Plan, including the issuance or distribution of the Liquidation Trust Assets pursuant to the Plan, the creation of the Liquidation Trust, the business or contractual arrangements between any Debtor and any Released Party, the Disclosure Statement, the Plan (including the Plan Supplement), or the solicitation of votes with respect to the Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date related or relating to the foregoing; provided that nothing in this Section 11.4 of the Plan shall act as a release of a direct claim any holder of a Claim or Interest or other Entity may have against any Released Party.

Notwithstanding anything to the contrary to the foregoing, the release set forth above does not release any post-Effective Date obligations of any Person under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or the Sale Transactions. Moreover, the foregoing release shall have no effect on the liability of, or any Causes of Action against, any Entity that results from any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, criminal acts, or gross negligence.

11.5 Releases By Holders of Claims and Interests.

As of the Effective Date, except (i) for the right to enforce the Plan and the Sale Transactions, and (ii) as otherwise expressly provided in the Plan or in the Confirmation Order, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan, to the fullest extent permissible under applicable law, the Released Parties shall be deemed conclusively, absolutely, unconditionally, irrevocably and forever released by the Releasing Parties in each case, from any and all Claims and Causes of Action, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, in law or equity, whether arising under federal or state statutory or common law, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that such entity would have been legally entitled to assert in their own right (whether individually, derivatively, or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising prior to the Effective Date, from, in whole or in part, the Debtors, the Chapter 11 Cases, the pre-and post-petition marketing and sale process, the Sale Transactions, the DIP Financing Agreement or any related agreements, instruments, and other documents relating thereto, the Prepetition Financing Agreement or any related agreements, instruments, and other documents relating thereto, the Unsecured Notes or any related agreements, instruments, and other documents relating thereto, the purchase, sale, or rescission of the purchase or sale of any securities issued by the Debtors, the ownership of any securities issued by the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the administration or implementation of the Plan, including the issuance or distribution of the Liquidation Trust Assets pursuant to the Plan, the creation of the Liquidation Trust, the business or contractual arrangements between any Debtor and any Released Party, the Disclosure Statement, the Plan (including any Plan Supplement), or the solicitation of votes with respect to the Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date related or relating to the foregoing.

Notwithstanding anything to the contrary to the foregoing, the release set forth above does not release any post-Effective Date obligations of any Person under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Moreover, the foregoing release shall have no effect on the liability of, or any Causes of Action against, any Entity that results from any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, criminal acts, or gross negligence.

11.6 Exculpation.

To the maximum extent permitted by applicable law, no Exculpated Party will have or incur, and each of the Exculpated Parties are hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, remedy, loss, and liability for any claim arising on or after the Petition Date through the Effective Date in connection with or arising out of the filing or administration of the Chapter 11 Cases, the postpetition marketing and sale process, the postpetition purchase, sale, or rescission of the purchase or sale of any security or asset of the Debtors; the negotiation and pursuit of the Disclosure Statement, the Sale Transactions, the Plan, or the solicitation of votes for, or confirmation of, the Plan; the funding or consummation of the Plan; the occurrence of the Effective Date; the DIP Financing Agreement; the property to be distributed under the Plan (including Liquidation Trust Assets); the creation of the Liquidation Trust; or the transactions in furtherance of any of the foregoing; except for actual fraud, gross negligence, criminal acts or willful misconduct, as determined by a Final Order. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth herein does not release any post-Effective Date obligation or liability of any Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

11.7 Injunction.

(a) Upon entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan in relation to any Claim extinguished or released pursuant to the Plan.

(b) Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court or as agreed to by the Debtors and a holder of a Claim against or Interest in the Debtors, all Releasing Parties who have held, hold, or may hold Claims against or Interests in the Released Parties that have been released or exculpated in Section 11 of this Plan (the “Released and Exculpated Claims”) are permanently enjoined, on and after the Effective Date, solely with respect to any Released and Exculpated Claims from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Liquidation Trust, or the property of any of the Debtors or the Liquidation Trust; (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Debtors, and the Liquidation Trust; or the property of any of the Debtors or the Liquidation Trust; (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors or the Liquidation Trust, or the property of any of the Debtors or the Liquidation Trust; (iv) asserting any right of setoff (except to the extent exercised prepetition), directly or indirectly, against any obligation due from the Debtors or the Liquidation Trust, or against property or interests in property of any of the Debtors or the Liquidation Trust except as contemplated or allowed by the Plan; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.

(c) By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Interest extinguished, or released pursuant to the Plan shall be deemed to have affirmatively and specifically consented to be bound by the Plan, including, without limitation, the injunctions set forth in this Section 11.7.

(d) The injunctions in this Section 11.7 shall extend to any successors of the Debtors, the Liquidation Trust, and their respective property and interests in property.

SECTION 12. RETENTION OF JURISDICTION.

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

(a) to hear and determine motions and/or applications for the assumption or rejection of Executory Contracts or Unexpired Leases and the allowance, classification, priority, compromise, estimation or payment of Claims resulting therefrom;

(b) to determine any motion, adversary proceeding, application, contested matter, or other litigated matter pending on or commenced after the Confirmation Date, including any such motions, adversary proceeding, application, contested matter or other litigated matter brought by the Liquidation Trustee;

(c) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(d) to consider Claims or the allowance, classification, priority, compromise, estimation or payment of or objection to any Claim;

(e) to enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

(f) to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the Consummation, implementation or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g) to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h) to hear and determine all applications under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred before the Confirmation Date;

(i) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, the Sale Orders, the Liquidation Trust Agreement, the CVR Agreement, the GUC CVR Agreement, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(j) to take any action and issue such orders as may be necessary to construe, interpret, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following Consummation;

(k) to hear any disputes arising out of, and to enforce, any order approving alternative dispute resolution procedures to resolve personal injury, employment litigation and similar Claims pursuant to section 105(a) of the Bankruptcy Code;

(l) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(n) to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(o) to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(p) to enter one or more final decrees closing the Chapter 11 Cases;

(q) to enforce all orders previously entered by the Bankruptcy Court;

(r) to recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(s) to hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory; and

(t) any other matters that may arise in connection with or relate to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, the Sale Orders or any contract, instrument, release, indenture, or other agreement or document created in connection therewith.

SECTION 13. MISCELLANEOUS PROVISIONS.

13.1 No Revesting of Assets.

To the extent not otherwise distributed in accordance with this Plan, the property of the Debtors’ Estates shall not revest in the Debtors on or after the Effective Date but shall instead vest in the Liquidation Trust, to be administered by the Liquidation Trustee in accordance with this Plan and the Liquidation Trust Agreement.

13.2 Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective Distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right for the Liquidation Trustee to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

13.3 Payment of Statutory Fees.

All fees due and payable pursuant to 28 U.S.C. § 1930(a) prior to the Effective Date shall be paid by the Debtors in full in Cash on the Effective Date or as soon as is reasonably practicable thereafter. On and after the Effective Date, the Debtors (or the Liquidation Trustee) shall pay any and all such fees in full in Cash when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor (or the Liquidation Trustee) shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

All Quarterly Fees due and payable prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, any and all Quarterly Fees shall be paid when due and payable. The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Liquidating Trustee and each of Wind-Down Estates shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Each and every one of the Debtors, the Wind-Down Estates and the Liquidating Trustee shall remain obligated to pay Quarterly Fees to the Office of the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed or converted to a case under Chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Administrative Claim in the case, and shall not be treated as providing any release under the Plan with respect to the payment of the Quarterly Fees.

13.4 Dissolution of Creditors’ Committee and Equity Committee.

On the Effective Date, the Creditors’ Committee and the Equity Committee shall dissolve, and the members thereof and the professionals retained by the Creditors’ Committee, the Equity Committee or the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases; provided, however, that after the Effective Date, the Creditors’ Committee and the Equity Committee shall continue to exist and have standing and a right to be heard for the following limited purposes: (a) applications, and any relief related thereto, for payment of Fee Claims and requests for allowance of Administrative Expense Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; and (b) any appeals of the Confirmation Order or other appeal to which the Creditors’ Committee or Equity Committee is a party.

13.5 Amendments.

(a) Plan Modifications. The Plan may be amended, modified or supplemented by the Debtors, with the consent of the Required DIP Lenders and the Creditors’ Committee (not to be unreasonably withheld), with notice to the Equity Committee, prior to the Effective Date, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, the Debtors may, after consulting with the Required DIP Lenders and the Creditors’ Committee, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.

(b) Other Amendments. Before the Effective Date, the Debtors may, with the consent of the Required DIP Lenders and the Creditors’ Committee (not to be unreasonably withheld), with notice to the Equity Committee, make appropriate technical adjustments and modifications to the Plan and any of the documents prepared in connection herewith without further order or approval of the Bankruptcy Court.

13.6 Revocation or Withdrawal of the Plan.

The Debtors reserve the right, with the consent of the Required DIP Lenders (not to be unreasonably withheld) and after consulting with the Creditors’ Committee, to revoke or withdraw the Plan, including the right to revoke or withdraw the Plan for any Debtor or all Debtors, prior to the Confirmation Date. If the Debtors, with the consent of the Required DIP Lenders and after consulting with the Creditors’ Committee, revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (ii) nothing contained in the Plan shall: (A) constitute a waiver or release of any Claims or Interests; (B) prejudice in any manner the rights of the Debtors, the Debtors’ Estates, or any other Entity; or (C) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors, the Debtors’ Estates, or any other Entity.

13.7 Severability of Plan Provisions Upon Confirmation.

If, before the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, with the consent of the Required DIP Lenders (not to be unreasonably withheld) and after consulting with the Creditors’ Committee, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (i) valid and enforceable pursuant to its terms; (ii) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Liquidation Trustee (as the case may be); and (iii) nonseverable and mutually dependent.

13.8 Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

13.9 Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

13.10 Additional Documents.

On or before the Effective Date, the Debtors may, after consulting with the Required DIP Lenders and the Creditors’ Committee, file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors and all holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

13.11 Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the holders of Claims and Interests, the Releasing Parties, the Released Parties, the Exculpated Parties, and each of their respective successors and assigns, including, without limitation, the Liquidation Trustee.

13.12 Successor and Assigns.

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or permitted assign, if any, of each Entity.

13.13 Entire Agreement.

On the Effective Date, the Plan and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.

13.14 Notices.

All notices, requests and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(a)	if to the Debtors:

Clovis Oncology, Inc.

c/o Kroll Restructuring Administration LLC

850 Third Avenue

Suite 412

Brooklyn, NY 11232

Telephone: (877) 635-8928 (domestic) or (929) 203-3305 (international)

-and-

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10023
Attention:	Rachel C. Strickland
Andrew S. Mordkoff
Erin C. Ryan
Telephone:	212-728-8000
Facsimile:	212-728-8111

-and-

Morris Nichols Arsht & Tunnell LLP
1201 North Market Street
Wilmington, DE 19899-1347
Attention:	Robert J. Dehney
Andrew R. Remming
Matthew O. Talmo
Telephone:	302-658-9200
Facsimile:	302-658-3989

(b) if to the Creditors’ Committee:

Morrison & Foerster LLP
250 West 55th Street
New York, NY 10019
Attention:	Lorenzo Marinuzzi
Theresa Foudy
Benjamin Butterfield
Telephone:	212-468-8000
Facsimile:	212-468-7900

-and-

Potter Anderson & Carroon LLP
1313 North Market Street, 6th Floor
Wilmington, DE 19801
Attention:	Christopher M. Samis
L. Katherine Good
Aaron H. Stulman
Elizabeth R. Schlecker
Telephone:	302-984-6000
Facsimile:	302-658-1192

(c) if to the DIP Lenders:

Weil, Gotshal & Manges LLP
767 5th Avenue
New York, NY 10153
Attention:	Jeffrey D. Saferstein
Lauren Tauro
Telephone:	212-310-8000
Facsimile:	212-310-8007

(d) if to the Equity Committee:

Baker & McKenzie LLP
1111 Brickell Ave, Suite 1700
Miami, FL 33131
Attention:	Paul J. Keenan Jr.
Reginald Sainvil
Telephone:	305-789-8900
Email:	paul.keenan@bakermckenzie.com
Reginald.sainvil@bakermckenzie.com

-and-

452 Fifth Avenue

New York, NY 10018
Attention:	Blaire Cahn
Telephone:	212-626-4100
Email:	blaire.cahn@bakermckenzie.com

-and-

Chipman Brown Cicero & Cole, LLP
1313 North Market Street, Suite 5400
Wilmington, DE 19801
Attention:	Robert A. Weber
Telephone:	302-295-0191
Email:	weber@chipmanbrown.com

After the Effective Date, the Debtors have authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Liquidation Trust is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

Dated: June 13, 2023

  Boulder, Colorado

Respectfully submitted,

By:	/s/ Paul E. Gross
Name: Paul E. Gross
Title: Executive Vice President and General Counsel